UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-00595
Washington, D.C. 20549	Expires: January 31, 2008
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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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Outback Steakhouse, Inc.
(Name of Registrant as Specified In Its Charter)
________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OUTBACK STEAKHOUSE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2006

Notice is hereby given that the Annual Meeting of Shareholders of OUTBACK STEAKHOUSE, INC. (the “Company”) will be held at the a la Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, on Tuesday, April 25, 2006 at 10:00 A.M., Tampa time, for the following purposes:

1.	To elect four directors, each to serve for a term of three years, and until his or her successor is duly elected and qualified;

2.	To approve an amendment to the Company’s Certificate of Incorporation changing its name to OSI Restaurant Partners, Inc.;

3.	To ratify the Board’s selection of independent auditors for 2006;

4.	To amend the Outback Steakhouse, Inc. Partner Equity Plan to include the Partner Equity Deferred Compensation Stock Plan Document;

5.	To vote on two shareholder proposals, if properly presented at the meeting; and

6.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 3, 2006 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

March 30, 2006	Joseph J. Kadow
Secretary

An admission ticket is attached to the accompanying proxy card. The admission ticket is required for admission to the meeting. Shareholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. In addition, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Shareholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed postage-paid envelope.

OUTBACK STEAKHOUSE, INC.

PROXY STATEMENT

This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of OUTBACK STEAKHOUSE, INC., a Delaware corporation (the “Company”), to be held on Tuesday, April 25, 2006 at 10:00 A.M., Tampa time, at the a la Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, and at any adjournment or postponement of the meeting (“Annual Meeting”). This solicitation is being made by the Board of Directors. The Notice of Annual Meeting, this statement and the accompanying proxy, together with the Company's Annual Report to Shareholders for the year ended December 31, 2005, are first being sent to shareholders on or about March 30, 2006.

The close of business on March 3, 2006 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At that date, the Company had outstanding 75,284,168 shares of Common Stock, $.01 par value (“Common Stock”), each of which will be entitled to one vote.

GOVERNANCE OF THE COMPANY

The Company’s Board of Directors (the “Board”) has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee (collectively, the “Committees” and each, a “Committee”). The Board has adopted a charter for each Committee. In addition, the Board has adopted Corporate Governance Guidelines, a Code of Ethics for Senior Financial Officers and a Code of Business Conduct and Ethics for its directors, officers and employees. The charter for each Committee, the Corporate Governance Guidelines and the Codes may also be viewed in full text on the Company’s website located at: http://www.outback.com/companyinfo/corporategovernance.asp. The Company will provide to any shareholder printed copies of these documents if you contact the Company, Attention: Investor Relations, in writing to Outback Steakhouse, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607, or by email at news@outback.com.

Independence of Directors

Assuming the election of the nominees, the Board will consist of 10 persons, of whom a majority are independent. The Board has determined that the following six directors have no material relationship with the Company and as such satisfy the requirements to be considered “independent” as defined in the applicable listing standards of the New York Stock Exchange (“NYSE”): John A. Brabson, Jr., William R. Carey, Jr., Debbi Fields, General (Ret) Tommy Franks, Thomas A. James and Toby S. Wilt. The Board has determined that Thomas A. James is an Audit Committee Financial Expert within the meaning of Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). In making its determination, the Board considered the matters disclosed under “Certain Relationships and Related Transactions.” Each member of the Committees is independent.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee during 2005 were Mr. Brabson, Mr. Carey (until April 27, 2005), General (Ret) Franks (commencing April 27, 2005) and Mr. Wilt. Mr. Brabson serves as Chairman of the Nominating and Corporate Governance Committee. The primary duties and responsibilities of the Nominating and Corporate Governance Committee are to determine (in consultation with the full Board) the desired skills and characteristics for Board members as well as the composition of the Board as a whole; make recommendations to the Board regarding all nominees for Board membership and recommend to the Board a slate of nominees for election at the Annual Meeting; recommend to the Board directors to serve on the Board’s Committees and as Chairpersons of the Committees; develop and oversee annual performance reviews of the Board and its Committees; evaluate potential successors to the position of CEO and oversee succession planning; review and assess the adequacy of the Corporate Governance Guidelines and advise the Board on corporate governance matters.

In evaluating and selecting nominees for Board membership, the Nominating and Corporate Governance Committee considers the nominee’s qualification as independent and the diversity, age, skill and experience of the nominee in the context of the needs of the Board as a whole. The Committee conducts searches for prospective Board members and may consider candidates proposed by directors, the CEO and other members of management. The Committee selects nominees who have the highest personal and professional integrity, demonstrated exceptional ability and judgment and whom the Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the shareholders.

The Committee will consider candidates submitted by shareholders, directors, officers, third party search firms and other sources, all of whom will be evaluated by applying the criteria described above. The Nominating Committee did not receive any candidate submissions from shareholders during the year 2005. The Committee will consider individuals submitted by shareholders for nomination as a director in accordance with the procedures described under “Shareholder Proposals and Nominations.”

The Company’s non-management directors meet at regularly scheduled executive sessions without management. Ms. Fields has been designated as the Lead Independent Director and presides over these executive sessions.

PROPOSAL ONE
ELECTION OF DIRECTORS

The Board has fixed the number of directors of the Company, pursuant to its Bylaws, at ten. The ten directors are divided into one class of four directors and two classes of three directors. At the meeting, the shareholders will vote on the election of the four nominees named below. If elected, the four nominees will each serve for a term of three years, and until his or her successor is duly elected and qualified. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of directors. Consequently, the four nominees who receive the greatest number of affirmative votes will be elected as directors of the Company. Common Stock represented by proxies appointed by the Board, unless otherwise specified on the proxy card, will be voted for the election of the four nominees named below. Abstentions and broker non-votes will not count for or against any nominee for director.

THE BOARD RECOMMENDS A VOTE “FOR” THE FOUR NOMINEES.

The following information identifies the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.

Nominees for Election at the Annual Meeting
		Director	Term
Name	Age	Since	Expires

A. William Allen III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	46	2005	2006
Debbi Fields . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	49	1996	2006
Thomas A. James . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	63	2002	2006
Chris T. Sullivan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	58	1991	2006

A. William Allen III. . . . . . . .
Chief Executive Officer of the Company since March 7, 2005. From January 2004 to March 2005, Mr. Allen served as President of West Coast Concepts of the Company. Co-Founder and President of Fleming’s Prime Steakhouse and Wine Bar from October 1999 until January 2004.

Debbi Fields . . . . . . . . . . . . . . .	Founder of Mrs. Fields, Inc., an international franchisor and operator of retail dessert stores, serving as Chairman of the Board from 1992 to 1996.

Thomas A. James . . . . . . . . . . .
Chairman and Chief Executive Officer of Raymond James Financial, Inc., a financial services company, since 1983, and Chief Executive Officer of its subsidiary, Raymond James and Associates, Inc., since 1969.

Chris T. Sullivan . . . . . . . . . . . .	Founder and Chairman of the Company since its formation in 1991. Chief Executive Officer of the Company from 1991 until March 2005.

Directors Whose Terms Will Continue After the Annual Meeting

		Director	Term
Name	Age	Since	Expires

Robert D. Basham . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	58	1991	2008
John A. Brabson, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	65	1992	2007
W. R. Carey, Jr. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	58	1992	2008
General (Ret) Tommy Franks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	60	2005	2007
Lee Roy Selmon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	51	1994	2007
Toby S. Wilt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	61	1997	2008

Robert D. Basham . . . . . . . . . .
Founder and Chief Operating Officer of the Company from its formation in 1991 until March 2005, at which time he resigned as Chief Operating Officer and was appointed Vice Chairman. Mr. Basham is a director of MarineMax, Inc., a recreational boat dealer.

John A. Brabson, Jr. . . . . . . . . .
Partner, Everest Partners, LLC, a real estate development company, and President of Brabson Investments, Inc., a privately owned investment company, since January 2000. From 1996 to January 2000, Mr. Brabson served as Chairman of the Board of Lykes Bros. Inc., a privately owned diversified agricultural company. From 1990 to 1996, Mr. Brabson served as Chairman, Chief Executive Officer and President of Peoples Gas System, Inc., a gas service utility company.

W. R. Carey, Jr. . . . . . . . . . . . .
President and Founder of Corporate Resource Development, a sales and marketing consulting and training firm, since 1981. Mr. Carey is a director of Kforce, Inc., a national provider of professional and technical specialty staffing services, and of Electric City Corp, a developer, manufacturer and integrator of energy saving technologies and building automation controls as well as an independent developer of scalable, negative power systems.

General (Ret) Tommy Franks .
President of Franks & Associates, LLC., a private consulting firm, since 2003. General Franks served in the United States Army from 1966 to 2003. In August 2003, he retired as a four star general after commanding Operation Enduring Freedom in Afghanistan and Operation Iraqi Freedom in Iraq. General Franks is a director of Bank of America, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act.

Lee Roy Selmon . . . . . . . . . . . .
President of University of South Florida (“USF”) Foundation Partnership for Athletics, since February 2004. Mr. Selmon is also a director of Fifth Third Bank, Florida region, which is a division of Fifth Third Bancorp. From May 2001 to February 2004, Mr. Selmon was USF’s Director of Athletics. From 1993 to May 2001, Mr. Selmon served as USF’s Associate Athletic Director for External Affairs. Until January 2005, Mr. Selmon served as a director of First National Bankshares of Florida, Inc., a national banking association.

Toby S. Wilt . . . . . . . . . . . . . . .
Chairman of Christie Cookie Company, a privately owned gourmet cookie manufacturer, retailer and wholesaler, since 1989, and President of TSW Investment Company, a privately owned investment company, since 1987. Mr. Wilt is a director of 1st Source Corporation, a registered bank holding company, and TLC Vision Corp, a diversified healthcare service company whose primary business is eye care.

In 2005, the Board held seven meetings. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee held 13, nine and three meetings, respectively, during 2005. Each director attended 75% or more of the aggregate number of meetings of the Board and the Committees on which such director served. The Company schedules a meeting of the directors immediately following the Annual Meeting and expects all directors to attend the Annual Meeting. All directors attended the April 27, 2005 Annual Meeting.

The members of the Audit Committee during 2005 were Messrs. Brabson, Carey and James. Mr. James serves as Chairman of the Audit Committee. The Audit Committee is responsible for appointing the Company’s independent auditors and reviewing their audit plans, evaluating the adequacy of and monitoring compliance with the Company's accounting policies and reviewing the Company's annual financial statements. The Board of Directors has adopted the Audit Committee Charter, which was provided to shareholders as an attachment to the Proxy Statement for the 2004 Annual Meeting.

The members of the Compensation Committee during 2005 were Ms. Fields, Messrs. James (until April 27, 2005), Carey (commencing April 27, 2005) and Wilt. Mr. Wilt serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for establishing the compensation of executive officers and administering the Company's Amended and Restated Stock Plan and the Company’s Amended and Restated Managing Partner Stock Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table describes the beneficial ownership of the Company's Common Stock as of March 3, 2006 (except as noted) by each person known to the Company to beneficially own more than five percent of the Company's Common Stock, each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.

	Amount	Percent
	Beneficially	of
Name of Beneficial Owner	Owned (1)	Class
Chris T. Sullivan (2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,496,114	3.32%
Robert D. Basham (3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,378,204	5.82%
A. William Allen III (4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	650,000	*
Paul E. Avery (5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	676,100	*
John A. Brabson, Jr. (6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37,034	*
W. R. Carey, Jr. (7) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	0	*
Debbi Fields (8) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	625	*
General (Ret) Tommy Franks (9) . . . . . . . . . . . . . . . . . . . . . . . . . . .	2,603	*
Thomas A. James (10) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	52,447	*
Joseph J. Kadow (11) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	160,000	*
Dirk A. Montgomery (12) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	100,000	*
Benjamin P. Novello (13) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	91,961	*
Lee Roy Selmon (14) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	0	*
Steven T. Shlemon (15) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	76,008	*
Toby S. Wilt (16) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	75,000	*
Capital Research and Management Company (17) . . . . . . . . . . . .	8,011,000	10.64%
FMR Corp. (18) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	6,092,880	8.09%
JP Morgan Chase & Co. (19) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	4,405,987	5.85%

All directors and executive officers as a group (15 persons) . . . .	8,796,096	11.68%
---------------------------------
*Less than one percent.

(1)	The named shareholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2)
Includes 2,466,424 shares owned by CTS Equities, Limited Partnership, an investment partnership (“CTSLP”). Mr. Sullivan is a limited partner of CTSLP and the sole member of CTS Equities, LLC, the sole general partner of CTSLP. Also includes 2,568 shares owned by Mr. Sullivan's children for whom Mr. Sullivan serves as custodian.

(3)
Includes 2,886,878 shares owned by RDB Equities, Limited Partnership, an investment partnership (“RDBLP”). Mr. Basham is a limited partner of RDBLP and the sole member of RDB Equities, LLC, the sole general partner of RDBLP. Also includes 1,491,326 shares owned by the Robert D. Basham Revocable Trust of 1992, of which Mr. Basham is the sole beneficiary.

(4)
Includes (1) 200,000 shares subject to stock options that Mr. Allen has the right to acquire at an exercise price of $28.39 per share within 60 days of March 3, 2006; (2) 300,000 shares of restricted stock that vest as follows: (i) 90,000 shares of restricted stock shall vest on December 31, 2009; provided however if on December 31, 2009 the market capitalization of the Company exceeds $6,060,000,000, an additional 30,000 shares of restricted stock shall vest; (ii) 90,000 shares of restricted stock shall vest on December 31, 2011; provided however if on December 31, 2011 the market capitalization of the Company exceeds $8,060,000,000, an additional 30,000 shares of restricted stock shall vest; and (iii) all remaining shares of restricted stock granted herein shall vest on December 31, 2014; and (3) 150,000 shares of restricted stock that vest as follows: (i) 75,000 shares of restricted stock shall vest on December 31, 2009; and (ii) 75,000 shares of restricted stock shall vest on December 31, 2011. Does not include 300,000 shares subject to stock options that are not exercisable within 60 days of March 3, 2006.

(5)
Includes 83,000, 200,000, 300,000 and 60,000 shares subject to stock options that Mr. Avery currently has the right to acquire at exercise prices of $15.00, $24.94, $28.06 and $34.12 per share, respectively. Does not include 240,000 shares subject to stock options that are not exercisable within 60 days of March 3, 2006.

(6)
Includes 15,003 shares subject to stock options that Mr. Brabson currently has the right to acquire at an exercise price of $38.42 per share. Does not include share equivalents representing value of shares held under the Directors’ Deferred Compensation and Stock Plan.

(7)	Does not include share equivalents representing value of shares held under the Directors’ Deferred Compensation and Stock Plan.

(8)	Does not include share equivalents representing value of shares held under the Directors’ Deferred Compensation and Stock Plan.

(9)
Includes 2,403 shares of restricted stock that vest in five annual installments beginning on April 27, 2006, in the respective amounts of 480 shares, 480 shares, 480 shares, 480 shares and 483 shares. Does not include share equivalents representing value of shares held under the Directors’ Deferred Compensation and Stock Plan.

(10)	Includes 45,000 shares subject to stock options that Mr. James currently has the right to acquire at an exercise price of $30.60 per share.

(11)
Includes 100,000 and 10,000 shares subject to stock options that Mr. Kadow currently has the right to acquire at exercise prices of $24.875 and $28.39 per share, respectively. Also includes 50,000 shares of restricted stock that vest in three annual installments beginning on October 26, 2008, in the respective amounts of 10,000 shares, 10,000 shares and 30,000 shares. Does not include 115,000 shares subject to stock options that are not exercisable within 60 days of March 3, 2006.

(12)
Includes 100,000 shares of restricted stock of which 50,000 vest on the 5th anniversary of his employment, or November 1, 2009; provided however if on November 1, 2009 the market capitalization of the Company exceeds $6,000,000,000, an additional 10,000 shares of restricted stock shall vest and the balance of the shares of restricted stock vest on the 7th anniversary of his employment, or November 1, 2011.

(13)
Includes 28,074, 30,000 and 10,000 shares subject to stock options that Mr. Novello currently has the right to acquire at exercise prices of $15.67, $36.56 and $28.39 per share, respectively. Does not include 235,000 shares subject to stock options that are not exercisable within 60 days of March 3, 2006.

(14)	Does not include share equivalents representing value of shares held under the Directors’ Deferred Compensation and Stock Plan.

(15)	Includes 1,608 shares owned by Mr. Shlemon as custodian for a minor child.

(16)
Includes 45,000 shares subject to stock options that Mr. Wilt currently has the right to acquire at an exercise price of $15.00 per share. Does not include share equivalents representing value of shares held under the Directors’ Deferred Compensation and Stock Plan.

(17)
Based on a Schedule 13G/A filed by Capital Research and Management Company, a Delaware corporation (“CRMC”), with the Securities and Exchange Commission (the “SEC”) on February 10, 2006, reflecting beneficial ownership as of December 31, 2005. These shares are owned by various individual and institutional investors for which CRMC serves as investment adviser with power to direct investments. CRMC has sole power to vote 5,071,000 of the shares and has shared voting power with respect to no shares.

(18)
Based on a Schedule 13G/A filed by FMR Corp., a Delaware corporation, with the SEC on February 14, 2006, reflecting beneficial ownership as of December 31, 2005. Includes: (i) 5,837,940 shares beneficially owned by Fidelity Management & Research Company; (ii) 50,500 shares beneficially owned by Fidelity Management Trust Company; (iii) 203,840 shares beneficially owned by Fidelity International Limited; and (iv) 600 shares beneficially owned by Strategic Advisers, Inc. FMR Corp. has the sole power to vote or direct the vote of 431,240 shares and has shared voting power with respect to no shares. FMR Corp. has the sole power to dispose of all 6,092,880 shares.

(19)
Based on a Schedule 13G filed by JPMorgan Chase & Co., a Delaware corporation (“JPMC”), with the SEC on February 8, 2006, reflecting beneficial ownership as of December 31, 2005. These shares are owned by various individual and institutional investors for which JPMC serves as investment adviser with power to direct investments. JPMC has sole power to vote 3,704,151 shares and the shared power to vote 648,436 shares. JPMC has sole dispositive power with respect to 3,755,976 of such shares and shared dispositive power of 648,936 shares.

Unless otherwise indicated, the mailing address of the Company, and of persons identified in the above table is 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607. The mailing address for each of CTSLP and RDBLP is: 3111 South Valley View, Suite B-101, Las Vegas, Nevada 89102. The address of CRMC is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The address of JPMC is 270 Park Avenue, New York, New York 10017.

EXECUTIVE COMPENSATION

The following table describes the compensation earned by the current and prior Chief Executive Officer during the year 2005, and the other four most highly compensated executive officers of the Company and its subsidiaries (each, a “Named Executive Officer”) during the past three fiscal years:

Summary Compensation Table
					Long-Term Compensation
	` Annual Compensation				Awards		Payouts
						Securities
				Other		Under-
				Annual	Restricted	Lying		All Other
				Compen-	Stock	Options/	LTIP	Compen-
		Salary	Bonus	sation	Award(s)	SARs	Payouts	sation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	(#)	($)	($)(4)

Chris T. Sullivan	2005	412,500	-	43,028	-	-	-	14,700
Chairman and former Chief	2004	655,962	-	99,000	-	-	-	-
Executive Officer (5)	2003	600,000	-	74,654	-	-	-	-

A. William Allen III	2005	692,885	2,808,574	15,525	18,430,500	-	-	11,917
Chief Executive Officer (5)	2004	407,692	729,028	5,600	-	-	-	-
	2003	300,000	346,311	4,800	-	-	-	-

Paul E. Avery	2005	630,000	1,250,000	14,972	-	-	-	3,150
Chief Operating Officer (5)	2004	621,154	1,262,500	5,200	-	-	-	-
	2003	546,317	800,000	4,800	-	300,000	-	-

Joseph J. Kadow	2005	416,000	56,828	4,400	1,837,500	-	-	12,000
Executive Vice President, Chief	2004	413,462	103,981	5,200	-	75,000	-	-
Officer-Legal and Corporate Affairs	2003	344,329	271,808	4,800	-	-	-	-

Benjamin P. Novello	2005	400,000	390,000	4,400	-	-	-	-
President of subsidiary Outback	2004	400,962	397,500	5,200	-	150,000	-	-
Steakhouse of Florida, Inc. (“OSF”)	2003	260,577	433,120	4,800	-	-	-	-

Steven T. Shlemon	2005	240,000	553,493	4,400	-	-	-	9,351
President of subsidiary	2004	247,855	430,803	5,200	-	-	-	-
Carrabba's Italian Grill, Inc.	2003	204,225	266,956	4,800	-	-	-	-

(1)
Bonus amounts paid to Mr. Allen include a one-time signing bonus of $2,000,000 in connection with his promotion to Chief Executive Officer and $808,574 paid under the revised quarterly bonus plan established for him by the Compensation Committee. Bonus amounts paid in 2005 to Messrs. Avery, Novello and Shlemon represent amounts paid under the revised quarterly bonus plans established for each of them by the Compensation Committee. Bonus amounts paid in 2003 and 2004 to Messrs. Avery, Allen, Novello and Shlemon represent amounts paid under the former quarterly bonus plans established for each of them by the Compensation Committee and the Company's Corporate Employee Bonus Plan. Bonus amounts paid in 2003-2005 to Mr. Kadow represent amounts paid under the Company’s Corporate Employee Bonus Plan, which the Compensation Committee approved. See “Executive Compensation - Report by the Compensation Committee on Executive Compensation - Cash Incentives” for a discussion of the plan for 2005.

(2)
Other annual compensation includes car allowance of $4,800 for Messrs. Allen and Avery, of $4,400 for Messrs. Kadow, Novello and Shlemon, and of $6,000 for Mr. Sullivan. Mr. Sullivan also received an allowance for personal use of the Company’s aircraft of up to 50 hours for 2003, 2004 and a pro rata portion through May 2005. In 2005, the amount of $37,028 of compensation attributable to Mr. Sullivan’s personal use of Company aircraft was based on the variable costs to the Company of such personal use. Those variable costs include fuel costs, mileage, trip-related maintenance, landing/ramp fees and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded.

On October 26, 2005, the Board approved a policy requiring Messrs. Allen and Avery to use the Company aircraft for security and time management purposes during business and personal travel. Included in this column are the personal travel expenses from 2005 of Messrs. Allen and Avery, which usage costs were $10,725 and $10,172, respectively. Messrs. Allen and Avery have taxable income attributed to them for personal use of the aircraft.

(3)
As to Mr. Allen, this column represents the aggregate value on date of grant of restricted stock grants made on (i) April 27, 2005, with respect to 300,000 shares; and (ii) December 31, 2005, with respect to 150,000 shares of Common Stock, based on the respective closing prices of $41.62 and $39.63. The market value of the Common Stock underlying restricted stock is based on the closing price per share of Common Stock on the applicable grant date, as reported on the New York Stock Exchange Composite Transaction Tape. The April 2005 grant of 300,000 shares of restricted stock vests as follows: (i) 90,000 shares of restricted stock shall vest on December 31, 2009; provided however if on December 31, 2009 the market capitalization of the Company exceeds $6,060,000,000, an additional 30,000 shares of restricted stock shall vest; (ii) 90,000 shares of restricted stock shall vest on December 31, 2011; provided however if on December 31, 2011 the market capitalization of the Company exceeds $8,060,000,000, an additional 30,000 shares of restricted stock shall vest; and (iii) all remaining shares of restricted stock shall vest on December 31, 2014. The December 2005 grant of 150,000 shares of restricted stock vests as follows: (i) 75,000 shares of restricted stock shall vest on December 31, 2009; and (ii) 75,000 shares of restricted stock shall vest on December 31, 2011.

As to Mr. Kadow, this column represents the value on the date of grant of restricted stock granted on October 26, 2005, with respect to 50,000 shares of Common Stock, based on the closing price of $36.75. The October 2005 grant of 50,000 shares of restricted stock vests in three annual installments beginning on October 26, 2008, in the respective amounts of 10,000 shares, 10,000 shares and 30,000 shares.

The holder of restricted stock has the right to vote and receive dividends with respect to the shares, but may not transfer or otherwise dispose of the shares until they vest. The unvested portion of each restricted stock grant is subject to forfeiture if the holder’s employment terminates prior to vesting.

(4)
As to Messrs. Sullivan and Avery, this column reflects the dollar value of insurance premiums paid by the Company with respect to life insurance for the named individual. The death benefit of such policy is payable to the named individual.

For Messrs. Allen, Kadow and Shlemon this column reflects reimbursement of voluntarily forfeited amounts that they previously contributed to the Company’s 401(k).

(5)
As of March 7, 2005, Mr. Allen replaced Mr. Sullivan as Chief Executive Officer, and Mr. Avery replaced Robert Basham as Chief Operating Officer, as indicated in the Company’s Form 8-K dated March 11, 2005, filed with the SEC.

Option/SAR Grants in Last Fiscal Year

No options or stock appreciation rights were granted to the named executive officers during 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Options/SAR Value Table

			Number of
			Securities		Value of
			Underlying		Unexercised
			Unexercised		In-the-Money
	Shares		Options/SARs		Options/SARs at
	Acquired	Value	At FY-End (#)(1)(2)		FY-End ($)*
Name	On Exercise	Realized	Exercisable /Unexercisable		Exercisable /Unexercisable
Chris T. Sullivan (1)	0	0	0	0	$ 0	$ 0
A. William Allen (2)	0	0	100,000	400,000	$ 1,335,000	$ 5,340,000
Paul E. Avery (3)	50,000	1,316,000	403,000	480,000	$ 7,221,020	$ 4,748,400
Joseph J. Kadow (4)	0	0	110,000	115,000	$ 1,820,000	$ 696,750
Benjamin P. Novello (5)	45,000	1,080,450	53,074	250,000	$ 943,089	$ 844,800
Steven T. Shlemon (6)	300,000	7,834,500	0	0	$ 0	$ 0
-----------------------
*Based on $41.74, the average high and low sales price of the Company's Common Stock on December 30, 2005 as quoted on the composite price history of the NYSE.

(1)	Mr. Sullivan does not have any options to acquire Common Stock of the Company.

(2)
The 500,000 stock options held by Mr. Allen as of December 31, 2005, were granted on July 24, 2002, expire on July 24, 2012, have an exercise price of $28.39 per share and vest in annual 100,000 share increments beginning May 1, 2005.

(3)
Of the 883,000 stock options held by Mr. Avery as of December 31, 2005: (i) 83,000 were granted on July 23, 1997, expire on July 23, 2007, and were exercisable in full as of December 31, 2005 at an exercise price of $15.00 per share; (ii) 200,000 were granted on February 2, 2000, expire on February 2, 2010, and were exercisable in full as of December 31, 2005 at an exercise price of $24.94 per share; (iii) 300,000 were granted on April 25, 2001, expire on April 25, 2011, and are exercisable as follows at an exercise price of $28.06 per share: (a) 60,000 shares on or after April 25, 2004, (b) 60,000 shares on or after April 25, 2005, and (c) 180,000 shares on or after April 25, 2006; and (iv) 300,000 shares were granted on January 22, 2003, expire on January 22, 2013, and are exercisable as follows at an exercise price of $34.12 per share: (a) 60,000 shares on or after January 22, 2006; (b) 60,000 shares on or after January 22, 2007; and (c) 180,000 shares on or after January 22, 2008.

(4)
Of the 225,000 stock options held by Mr. Kadow as of December 31, 2005: (i) 100,000 shares were granted on January 27, 1999, expire on January 27, 2009, and were exercisable in full as of January 27, 2004, at an exercise price of $24.875 per share; (ii) 50,000 shares were granted on July 24, 2002, expire on July 24, 2012, and are exercisable as follows at an exercise price of $28.39 per share: (a) 10,000 shares on or after July 1, 2005, (b) 10,000 shares on or after July 1, 2006, and (c) 30,000 shares on or after July 1, 2007; and (iii) 75,000 shares were granted on October 27, 2004, expire on October 27, 2014, and are exercisable as follows at an exercise price of $39.57 per share: (a) 15,000 shares on or after October 27, 2007, (b) 15,000 shares on or after October 27, 2008, and (c) 45,000 shares on or after October 27, 2009.

(5)
Of the 294,074 stock options held by Mr. Novello as of December 31, 2005: (i) 28,074 were granted on June 26, 1994, expire on June 26, 2009, and were exercisable in full as of December 31, 2005 at an exercise price of $15.67 per share; (ii) 75,000 were granted on January 23, 2002, expire on January 23, 2012, and are exercisable as follows at an exercise price of $36.56 per share: (a) 15,000 shares on or after January 1, 2005, (b) 15,000 shares on or after January 1, 2006, and (c) 45,000 shares on or after January 1, 2007; (iii) 50,000 were granted on July 24, 2002, expire on July 24, 2012, and are exercisable as follows at an exercise price of $28.39 per share: (a) 10,000 shares on or after July 1, 2005, (b) 10,000 shares on or after July 1, 2006, and (c) 30,000 shares on or after July 1, 2007; and (iv) 150,000 shares were granted on April 21, 2004, expire on April 21, 2014, and are exercisable as follows at an exercise price of $43.90 per share: 30,000 shares on or after April 21, 2007; (b) 30,000 shares on or after April 21, 2008; and (c) 90,000 shares on or after April 21, 2009.

(6)	Mr. Shlemon does not have any options to acquire Common Stock of the Company.

Report by the Compensation Committee
on Executive Compensation

The Company's executive compensation program is administered by the Compensation Committee of the Board, which has responsibility for all aspects of the compensation program for the executive officers of the Company. The Compensation Committee consists of three directors whose names are listed at the end of this report, each of whom is a Non-Employee Director within the meaning of Rule 16b-3 under the Exchange Act and an Outside Director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”).

The Compensation Committee's primary objective with respect to executive compensation is to establish programs that attract and retain key managers and align their compensation with the Company's overall business strategies, values and performance. To this end, the Compensation Committee established, and the Board endorsed, an executive compensation philosophy for 2005 that included the following considerations:

* a “pay-for-performance” feature that differentiates compensation results based upon the Company's annual financial performance;

* stock incentives, in certain cases, as a component of total compensation to closely align the interests of the Company's executives with the long-term interests of shareholders, facilitate the retention of talented executives and encourage Company stock ownership and capital accumulation; and

* emphasis on total compensation versus cash compensation, under which base salaries are generally set somewhat lower than competitive levels but that motivates and rewards Company executives with total compensation (including incentive programs) at or above competitive levels, if the financial performance of the Company meets or exceeds goals established for the year.

For 2005, the Company's executive compensation program was comprised of the following primary components: (a) base salaries; (b) cash incentive opportunities; and (c) long-term incentive opportunities in the form of stock options and/or restricted stock for certain executives. Each of those components is discussed below.

Base Salaries. The Compensation Committee generally attempts to set base salaries of executive officers at levels that are below “market” rates, as determined from information gathered by the Company from companies that are similar in size and in the same industry group as the Company and that were used by Dow Jones in compiling the Dow Jones U.S. Restaurants and Bars Index. Base salaries are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility, individual experience, and competitive, inflationary and internal equity considerations. For 2005, the base salary of Chris T. Sullivan, the Company's former Chief Executive Officer, was decreased from $600,000 to $412,500, and the base salary of A. William Allen III, who became the Company’s Chief Executive Officer in 2005, was increased from $407,692 to $750,000. Mr. Allen’s increase was based on his added responsibilities as Chief Executive Officer as well as the Company's profitability, cash flow and capital spending for the prior fiscal year, the aggregate number of new restaurants opened during the prior fiscal year, increases in percentage of same store sales versus budget forecasts, and subjective considerations such as positive overall employee morale, his attention to succession planning and the Company's competitive position. The Compensation Committee believes that the executive salaries established by the Compensation Committee, including the salaries paid to Messrs. Sullivan and Allen, as the Company's Chief Executive Officers during the year ended December 31, 2005, are at the lower end of the range of salaries paid by the companies surveyed.

Cash Incentives. In 2005, Company executives were eligible to receive cash bonus awards to focus their attention on achieving key goals pursuant to the following bonus plans that are designed to provide competitive incentive pay only in the event performance objectives are met or exceeded. Mr. Sullivan was not eligible to receive bonus awards in 2005.

           During the year 2005, the Compensation Committee established an incentive compensation program intended to provide incentives to officers of the Company, including the Company's named executive officers, for achieving certain objective performance goals, including comparable sales increases, average unit volume growth, net income increases and development, and subjective individual performance criteria determined by the Compensation Committee.

            Cash Incentives for Mr. Allen. Before March 7, 2005, Mr. Allen was eligible to earn quarterly bonuses equal to 2% of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) attributable to each Fleming's Prime Steakhouse and Roy's restaurant opened prior to January 1, 2003, if sales and EBITDA for such restaurant exceeded the previous year’s performance for the same period. For Fleming’s Prime Steakhouse and Roy’s restaurants opened after January 1, 2003, Mr. Allen’s quarterly bonus was based upon 2% of EBITDA if a restaurant generated a 25% or greater return on investment capital. If a restaurant failed to generate a 25%  return on invested capital for two (2) consecutive quarters, bonuses ceased until the restaurant generated at least a 25% return on capital for two (2) consecutive quarters. The EBITDA calculations are net of pre-opening expenses. In addition, if the 13 Roy’s restaurants opened as of January 1, 2005, generated $10 million of EBITDA for two (2) consecutive years, a bonus of $1 million would be awarded. Mr. Allen received a bonus of $108,574 based on this plan during the year 2005. Mr. Allen’s eligibility to earn the EBITDA based bonuses previously described ceased as of March 2005, when he became Chief Executive Officer. On May 1, 2005, Mr. Allen received a one-time bonus of $2,000,000 in connection with his promotion to Chief Executive Officer and the execution of his Employment Agreement. He is also eligible to receive an annual bonus based on the Company meeting its objective and subjective operational goals. If the operational goals for the year are met, Mr. Allen is entitled to earn a bonus of up to $1,000,000 for that calendar year. After April 1, 2005, Mr. Allen received a bonus of $700,000 for the year 2005.

           Quarterly Cash Incentives for Messrs. Avery, Novello and Shlemon. Messrs. Avery, Novello and Shlemon were eligible to receive a quarterly bonus based upon the Company and the brands for which they are responsible meeting their objective and subjective operational goals as stated above. If the operational goals for a specific quarter were met, (i) Mr. Avery was entitled to earn a bonus of up to $550,000 for the applicable calendar quarter and an additional amount payable at year end equal to 25% of the quarterly bonuses earned; (2)  Mr. Novello was entitled to earn a bonus of up to $75,000 for each calendar quarter based on subjective evaluation of performance and an additional bonus of $75,000 for each quarter if the Outback Steakhouse brand plan is achieved. In addition, for every percentage point of net income above the brand plan, an additional $7,500 is earned; and (3) Mr. Shlemon was entitled to earn a bonus of up to 1.55% of pre-tax income of Carrabba’s Italian Grill, Inc. for each calendar quarter. In 2005, Messrs. Avery, Novello and Shlemon earned bonuses aggregating $1,282,500, $385,000 and $542,353, respectively, under this plan.

           Quarterly Cash Incentives for Mr. Kadow. In 2005, Mr. Kadow was eligible to receive under the Corporate Employee Bonus Plan quarterly cash bonus awards based upon increases in the Company’s quarterly net income over the net income for the same quarter of the prior year. The Company’s quarterly net income must increase a minimum of five percent over the prior year quarter for any bonus to be paid. The bonus plan provides for a percentage of the dollar amount of the increase in quarterly net income to be placed into a bonus pool for senior executives. The bonus pool ranges from 5% of the dollar amount increase for a 5% increase in net income to 13% of the dollar amount increase for a 15% increase in net income. The bonus pool is allocated among the senior executives based on assigned percentages. In 2005, cash bonuses were paid to Mr. Kadow in the aggregate amount of $56,828.

Long-Term Stock Incentives. The Company's Amended and Restated Stock Plan (the “Amended Stock Plan”) provides for the issuance of “incentive stock options,” within the meaning of Section 422 of the IRC, and nonqualified stock options and restricted stock to officers and other employees of the Company. The Amended Stock Plan was originally adopted by the Board and shareholders in 1992 and has been amended from time to time. Grants to executives under the Amended Stock Plan are designed to align a portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

Grants of stock options and/or restricted stock generally are limited to officers (other than Mr. Sullivan) and other key employees and managers of the Company or its subsidiaries who are in a position to contribute substantially to the growth and success of the Company and its subsidiaries. Stock options and/or restricted stock are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership and deter recruitment of key Company personnel by competitors and others. In evaluating annual compensation of executive officers (other than Mr. Sullivan), the Compensation Committee takes into consideration stock options and/or restricted stock as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of Company employees with the long-term interests of shareholders. In granting stock options and/or restricted stock to executive officers, the Compensation Committee has considered the number and size of stock options and/or restricted stock already held by an executive officer when determining the size of stock awards to be made to the officer in a given fiscal year. The terms of stock options and restricted stock are established by the Compensation Committee.

Mr. Allen received grants of restricted stock on April 27, 2005, in the amount of 300,000 shares of Common Stock and on December 31, 2005, in the amount of 150,000 shares of Common Stock, based on the respective closing prices of $41.62 and $39.63 in connection with his promotion to Chief Executive Officer. The market value of the Common Stock underlying restricted stock is based on the closing price per share of Common Stock on the applicable grant date, as reported on the New York Stock Exchange Composite Transaction Tape. The April 2005 grant of 300,000 shares of restricted stock vests as follows: (i) 90,000 shares of restricted stock shall vest on December 31, 2009; provided however if on December 31, 2009 the market capitalization of the Company exceeds $6,060,000,000, an additional 30,000 shares of restricted stock shall vest; (ii) 90,000 shares of restricted stock shall vest on December 31, 2011; provided however if on December 31, 2011 the market capitalization of the Company exceeds $8,060,000,000, an additional 30,000 shares of restricted stock shall vest; and (iii) all remaining restricted stock shall vest on December 31, 2014. The December 2005 grant of 150,000 shares of restricted stock vests as follows: (i) 75,000 shares of restricted stock shall vest on December 31, 2009; and (ii) 75,000 shares of restricted stock shall vest on December 31, 2011. Mr. Allen has all the benefits of ownership including the right to vote and receive dividends with respect to the aggregate amount of 450,000 shares, other than the right to transfer or dispose of them. The unvested portion of each restricted stock grant is subject to forfeiture if Mr. Allen’s employment terminates.

Mr. Kadow received a grant of restricted stock in the amount of 50,000 shares of Common Stock, based on the closing price of $36.75. The October 2005 grant of 50,000 shares of restricted stock vests in three annual installments beginning on October 26, 2008, in the respective amounts of 10,000 shares, 10,000 shares and 30,000 shares. Mr. Kadow has all the benefits of ownership including the right to vote and receive dividends with respect to the amount of 50,000 shares, other than the right to transfer or dispose of them. The unvested portion of each restricted stock grant is subject to forfeiture if Mr. Kadow’s employment terminates.

Messrs. Allen and Kadow are the only named executive officers appearing in the Summary Compensation Table of the Company who were granted restricted stock in 2005. As of March 3, 2006, the named executive officers held stock or the right to acquire stock representing 5.5% of the Company's outstanding Common Stock, assuming the exercise of all outstanding options held by executive officers that are exercisable within 60 days of March 3, 2006. Mr. Sullivan has never been granted options to acquire shares of the Company's Common Stock.

Section 162(m) of the IRC prohibits a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1 million per year (“Dollar Limitation”). A covered employee is any employee who appears in the Summary Compensation Table who is also employed by the Company on the last day of the Company's calendar year.

In 2005, two covered employees received compensation that may result in $4,830,000 compensation that may not be deductible by the Company. During the year 2005, compensation paid to Messrs. Allen and Avery exceeded the Dollar Limitation as a result of Mr. Allen receiving a signing bonus of $2,000,000 and restricted stock of approximately $1,800,000 and Mr. Avery receiving bonuses as a result of the Company meeting its operational goals, as described above. The Compensation Committee may consider alternatives to its existing compensation programs in the future with respect to qualifying executive compensation for deductibility.

In addition to the above, on October 26, 2005, the Board approved a policy requiring Messrs. Allen and Avery to use the Company aircraft for security and time management purposes during business and personal travel. In 2005, Company costs for personal travel by Messrs. Allen and Avery were $10,725 and $10,172, respectively. Messrs. Allen and Avery have taxable income attributed to them for personal use of the aircraft.

On December 8, 2005, the Board approved long-term incentive agreements for certain of its brand presidents, including Mr. Shlemon. The agreements had not been entered into as of December 31, 2005. Payments will be contingent on employment as brand president for a ten-year term (a reduced payment may be made upon completion of the eighth year). The agreements will provide for minimum payments of $500,000 to $1,000,000 per individual upon completion of the term. In addition, upon completion of the term, the individual will receive 5% of the excess, if any, of cumulative operating profit of the brand over the cumulative cost of capital employed in the brand during the term. The cost of capital is subject to annual adjustment by the Company.

Conclusion. As described above, the Company's executive compensation program is designed to provide a link between total compensation and the Company's performance and long-term stock price appreciation consistent with the compensation philosophies set forth above. This program has been established since the Company's inception, and the Compensation Committee believes it has been a significant factor in the Company's growth and profitability and the resulting gains achieved by the Company's shareholders.

Compensation Committee

W. R. Carey, Jr.
Debbi Fields
Toby S. Wilt, Chairman

Compensation Committee Interlocks and Insider Participation

Since April 27, 2005, the Compensation Committee has consisted of Debbi Fields, W.R. Carey, Jr., and Toby S. Wilt, none of whom is or was an officer or employee of the Company or any of its subsidiaries. From January 1, 2005, to April 27, 2005, the Compensation Committee consisted of Debbi Fields, Thomas A. James and Toby S. Wilt.

Toby S. Wilt through his wholly-owned corporation TSW Investments, Inc., has investments in seven limited partnerships, each of which owns and operates one Carrabba’s Italian Grill restaurant as a franchisee of Carrabba’s Italian Grill, Inc. (“Carrabba’s”), a subsidiary of the Company. These investments were made in the years 1999 to 2002. Carrabba’s owns a 45% interest as a general partner in each of these limited partnerships. In 2005, Mr. Wilt received distributions from these partnerships in the aggregate amount of $41,893.

Report by the Audit Committee

The Audit Committee of the Board is responsible for overseeing the Company’s financial reporting process on behalf of the Board and operates under a written charter adopted by the Board, which was provided to shareholders as an attachment to the Proxy Statement for the 2004 Annual Meeting. For the year 2005, the Audit Committee was comprised of the following individuals: Messrs. Brabson, Carey and James. Mr. James serves as Chairman of the Audit Committee. The Audit Committee annually recommends to the Board the selection of the Company’s independent auditors. For the year 2005, PricewaterhouseCoopers LLP, an Independent Registered Certified Public Accounting Firm, was the Company’s independent auditor.

Management is responsible for the Company’s financial statements and the financial reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Committee reviewed with the independent auditors the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards and under SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380), and their judgments as to the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also reviewed and discussed management’s report on internal controls over financial reporting and the related audit performed by PricewaterhouseCoopers LLP, which confirmed the effectiveness of the Company’s internal control over financial reporting. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company and has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services described elsewhere in this Proxy Statement is compatible with maintaining the auditors’ independence.

Based upon (i) the Audit Committee’s review and discussion of the audited financial statements with management and the independent auditors, (ii) the Audit Committee’s review of the representation of management, and (iii) the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Audit Committee and the Board selected PricewaterhouseCoopers LLP as the Company’s independent auditors for 2006.

Audit Committee

John A. Brabson, Jr.
W. R. Carey, Jr.
Thomas A. James, Chairman

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for 2005 and 2004 for audit and non-audit services (as well as all "out-of-pocket" costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table:
	2005	2004
Audit	$1,105,900	$796,900
Audit-Related	102,600	17,000
Tax	-	-
All Other	3,800	3,600
Total	$1,212,300	$817,500

Audit fees for the years ended December 31, 2005 and 2004 include professional services rendered for the audits of the consolidated financial statements of the Company, including review of quarterly filings with the SEC, as well as statutory audits, consents, income tax provision procedures, and assistance with review of documents filed with the SEC. Audit fees also include reviews and testing performed to understand and place reliance on the Company’s system of internal control, and procedures to support the independent auditor’s report on management’s assessment of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002.

The Audit-Related fees for the years ended December 31, 2005 and 2004 include services reasonably related to the performance of the audit of the Company’s financial statements. These services include benefit plan audits and consultations on the Company’s new Partner Equity Plan.

The All Other fees for the years ended December 31, 2005 and 2004 include annual subscription licenses for an accounting research tool, which the Company licenses from PricewaterhouseCoopers LLP.

The Audit Committee has considered whether provision of other services is compatible with maintaining the independent accountant's independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP's independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee requires that each engagement of the Company’s independent auditor to perform auditing services and permitted non-audit services must be approved by the Audit Committee in advance, including the fees and principal terms thereof. However, the Audit Committee has pre-approved $20,000 of annual accounting consulting services that may be used at management’s discretion if necessary. In 2005, audit-related services of $20,000 were used under the pre-approval authorization, which represented approximately 1.8% of total fees to PricewaterhouseCoopers LLP in that year.

Directors' Compensation

The Company pays its directors who are not employees of the Company fees as follows:

Annual retainer paid in quarterly installments:	$60,000
Committee Chair (other than Audit) fee	5,000
Audit Committee Chair fee	8,000
Board meeting fee	1,500
Committee meeting (other than Audit) fee	1,000
Audit Committee meeting fee	2,000
Telephonic Board or Committee meeting fee	500

In July 1997, the Board adopted the Outback Steakhouse, Inc. Directors' Deferred Compensation and Stock Plan (“Deferred Compensation Plan”). Under the terms of the Deferred Compensation Plan, directors who are not employees of the Company are required to receive at least 50% of their total fees in Common Stock of the Company and may choose to receive the remaining 50% in cash and/or shares of Common Stock in the Company. The receipt of any portion in shares of Common Stock of the Company may be deferred and held as share equivalents under the Deferred Compensation Plan for a period of time, as determined by each director. Before April 21, 2004, all dividends paid on the Company Common Stock were credited to directors’ deferral accounts. As of April 21, 2004, all dividends are paid in cash directly by the Company. In 2005, Mr. Brabson received $42,500 in cash, $1,889.41 of which was dividend payments, and $42,500 in Common Stock. Mr. Carey, Mrs. Fields and General (Ret) Tommy Franks each elected to receive their fees of $88,500, $74,500 and $51,500, respectively, all in Common Stock and each received dividend payments in the respective amounts of $3,601.22, $3,438.80 and $294.71. Mr. James received $46,250 in cash and $46,250 in Common Stock. Mr. Selmon received $33,500 in cash, $1,978.01 of which was dividend payments, and $33,500 in Common Stock; and Mr. Wilt received $41,500 in cash, $2,109.27 of which was dividend payments, and $41,500 in Common Stock. All of the fees received in the form of Common Stock have been deferred for the year 2005.

Generally, upon election to the Board prior to April 1, 2004, each director who is not an employee was granted a one-time stock option to acquire 45,000 shares of Common Stock. The exercise price for such shares is equal to the closing sale price of the Common Stock on the date of the grant as reported on the NYSE. Options granted to directors generally were granted upon the same terms and conditions as options granted to executive officers and key employees. Commencing on April 1, 2004, upon election to the Board, any new director who is not an employee will not receive stock options, and will instead receive restricted stock having a value at time of grant of $100,000. The restricted stock will vest in equal installments over a five-year term. On April 27, 2005, 2,403 shares of restricted stock were granted to General (Ret) Tommy Franks upon his election to the Board, with a value of $41.62 per share, vesting 480 shares on April 27, 2006, April 27, 2007, April 27, 2008, and April 27, 2009, and 483 shares on April 27, 2010, and expiring on April 27, 2010.

EXECUTIVE OFFICERS OF REGISTRANT

A. William Allen III, 46, has served as Chief Executive Officer of the Company since March 7, 2005. Mr. Allen has been in the restaurant industry for 27 years and has been associated with the Company since 1999 as the President of Fleming’s Prime Steakhouse and Wine Bar, which he co-founded. In 2002, he took on the additional responsibility of overseeing the operation of the Company’s Roy’s restaurants. In 2004, he was promoted to the President of West Coast Concepts.

Paul E. Avery, 46, has served as Chief Operating Officer of the Company since March 7, 2005. Mr. Avery has been in the restaurant industry for over 21 years and has been with the Company since 1989 when he started as the Managing Partner of one of the Company’s first Outback Steakhouse restaurants. He became Director of Operations in 1990, Senior Vice President of Operations in 1993, and President of the Outback Steakhouse concept in 1997. He was promoted to Company President in 2004 when he took on the additional responsibility of overseeing the operations of three of the Company’s other mid-scale casual dining concepts.

Dirk A. Montgomery, 42, has served as Chief Financial Officer since November 1, 2005. Mr. Montgomery served as Retail Senior Financial Officer of ConAgra Foods, Inc., from November 2004 to October 2005. From 2000 to 2004, he was employed as Chief Financial Officer by Express, a subsidiary of Limited Brands, Inc. He also served in several senior management positions at Sara Lee Corporation from May 1991 to February 2000.

Joseph J. Kadow, 49, has served as Chief Officer - Legal and Corporate Affairs and Executive Vice President of the Company since April 27, 2005, and General Counsel and Secretary since April 1994. Mr. Kadow also served as Senior Vice President from April 1994 to April 27, 2005.

Benjamin P. Novello, 48, has served as President of OSF, a wholly-owned subsidiary of the Company since January 1, 2004, managing the Outback Steakhouse brand of over 750 restaurants. Mr. Novello has been in the restaurant industry for over 21 years and has been with the Company since 1991.  In 1991, he joined the Company as a Managing Partner in one of the Outback Steakhouse restaurants. Mr. Novello was promoted to Joint Venture Partner in October 1997, overseeing 13 Outback Steakhouse restaurants. He became Vice President of Operations of Outback Steakhouse in 2002 overseeing approximately 100 restaurants.

Steven T. Shlemon, 46, has served as President of Carrabba's, a wholly-owned subsidiary of the Company since April 27, 2000, managing the Carrabba's brand of over 200 restaurants. Mr. Shlemon has been in the restaurant industry for over 26 years and has been with the Company since 1990.  In 1990, he joined the Company as an Outback Steakhouse Joint Venture Partner in Dallas. In 1995, he was promoted to Carrabba’s Director of Operations, and in 1997, he was promoted to Carrabba’s Vice President and Director of Operations.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

Effective February 29, 1996, the Company entered into Stock Redemption Agreements (each an “Agreement”) with each of Chris T. Sullivan and Robert D. Basham, each of whom is an executive officer, director and founder of the Company (individually, an “Executive”). Under the terms of each Agreement, following the Executive's death, the personal representative of the Executive will have the right to require the Company to purchase Common Stock beneficially owned by the Executive at the date of death, for a per share price equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the NYSE or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the Executive's death. If, however, the Executive's death results (i) from an illness that was diagnosed or an accident that occurred within one year of the Executive's death and (ii) the accident or illness was publicly disclosed, then the per share purchase price will be equal to the mean (rounded to the nearest one-tenth of one cent) of the last sale price of the Company's Common Stock as quoted on the NYSE or the principal exchange on which the Company's Common Stock is then traded for 30 consecutive trading days ending on the business day before the date of public disclosure of the accident or illness. The maximum dollar amount of Common Stock that the Company is obligated to purchase from the estate of the Executive is $30,000,000. The Company's obligation to purchase Common Stock beneficially owned by the Executive is funded by an insurance policy on the life of the Executive owned by the Company providing a death benefit of $30,000,000. The Agreements will remain in place for so long as the Board deems appropriate.

The Company entered into a Split Dollar Agreement and Limited Collateral Assignment (“Split Dollar Agreements”) as of November 7, 1999, with each of the respective trusts established by Messrs. Sullivan, Basham and Avery (each, a “Policy Employee”), pursuant to which the Company was to pay the premium costs of life insurance policies that pay a death benefit of not less than $5 million to one or more members of a Policy Employee’s family upon the death of that Policy Employee. Under the Split Dollar Agreements, the Company was to pay that portion of each annual policy premium that, in general terms, is equal to the annual increase in the cash value of the policy. The Company may cause the Split Dollar Agreements to be terminated and the policies to be surrendered at any time upon 30 days' prior notice. Upon surrender of the policy or payment of the death benefit under the policy, the Company is entitled to repayment from the Policy Employee of an amount equal to the cumulative premiums previously paid by the Company, with all remaining payments to be made to the respective trusts. The Company ceased paying the premiums for the split dollar policies in July 2002. In 2005, the Company and Policy Employees entered into Endorsement Split Dollar Agreements pursuant to which the collateral assignments were released and the ownership of the policies was transferred to the Company. The beneficiary of the policies was changed to the Company to the extent of premiums paid or the cash value, whichever is greater with the balance being appointed to a personal beneficiary designated by each Employee. Upon surrender of the policy by the Company it retains all of the cash value, however upon payment of a death claim, the Company intends to retain an amount equal to the cumulative premiums previously paid by the Company or the cash value, whichever is greater, and pay the balance of the stated death benefit to the applicable beneficiary designated by Policy Employee.

As of March 7, 2005, Mr. Allen replaced Mr. Sullivan as Chief Executive Officer and Mr. Avery replaced Mr. Basham as Chief Operating Officer, as indicated in the Company’s Current Report on Form 8-K dated March 11, 2005, filed with the SEC.

Prior to March 7, 2005, Mr. Allen was employed with OS Restaurant Services, Inc., which leased his services to OS Prime, Inc. and OS Pacific, Inc., each a wholly-owned subsidiary of the Company, pursuant to an Employment Agreement dated May 1, 2002. The Employment Agreement had a term of seven years and provided for automatic renewal for successive renewal terms of one year each. The Employment Agreement restricted the ability of Mr. Allen to compete with the Company and any of its affiliates for a period of three years following termination of his employment. On May 17, 2005, in connection with his promotion as Chief Executive Officer, Mr. Allen executed the Outback Steakhouse, Inc. Officer Employment Agreement and a Restricted Stock Agreement. Mr. Allen’s employment agreement has a ten year term. His base salary is $750,000 per year, plus certain other incentives and benefits, including a one-time bonus of $2,000,000, which was paid on May 1, 2005. Mr. Allen is also eligible to receive an annual bonus based on the Company meeting its objective and subjective operational goals. If the operational goals for the year are met, Mr. Allen is entitled to earn a bonus of up to $1,000,000 for that calendar year. If Mr. Allen’s employment is terminated without cause prior to December 31, 2009 (the first vesting date under his Restricted Stock Agreement), he will receive a severance payment of $5,000,000. No severance is payable if Mr. Allen’s employment continues beyond December 31, 2009.

Mr. Allen received grants of restricted stock on April 27, 2005, in the amount of 300,000 shares of Common Stock and on December 31, 2005, in the amount of 150,000 shares of Common Stock, each based on the respective closing prices of $41.62 and $39.63. The April 2005 grant of 300,000 shares of restricted stock vests as follows: (i) 90,000 shares of restricted stock will vest on December 31, 2009; except that if, on December 31, 2009 the market capitalization of the Company exceeds $6,060,000,000, an additional 30,000 shares of restricted stock will vest; (ii) 90,000 shares of restricted stock will vest on December 31, 2011; except that if, on December 31, 2011 the market capitalization of the Company exceeds $8,060,000,000, an additional 30,000 shares of restricted stock shall vest; and (iii) all remaining shares of restricted stock will vest on December 31, 2014. The December 2005 grant of 150,000 shares of restricted stock vests as follows: (i) 75,000 shares of restricted stock will vest on December 31, 2009; and (ii) 75,000 shares of restricted stock will vest on December 31, 2011. Mr. Allen has the right to vote and receive dividends with respect to the aggregate amount of 450,000 shares, but may not transfer or dispose of them until they vest. The unvested portion of each restricted stock grant is subject to forfeiture if Mr. Allen’s employment terminates.

Mr. Avery is employed with OS Restaurant Services, Inc., and his services are leased to the Company, pursuant to an Employment Agreement dated January 1, 2004, with a term of five years, with automatic renewal for successive terms of one year each. The Employment Agreement restricts the ability of Mr. Avery to compete with Company and any of its affiliates for a period of two years following termination of his employment. Mr. Avery’s base salary is approximately $600,000 per year, plus certain other incentives and benefits. Mr. Avery is also eligible to receive quarterly bonuses based on the Company meeting its objective and subjective operational goals. If the operational goals for a specific quarter are met, Mr. Avery is entitled to earn a bonus of up to $550,000 for that calendar quarter and a year end bonus of up to 25% of each quarterly bonus.

Mr. Kadow is employed with OS Management, Inc., a wholly-owned subsidiary of the Company pursuant to an Employment Agreement dated April 1, 2002, as amended, with a term of one year with automatic renewal for successive terms of one year each. The Employment Agreement restricts the ability of Mr. Kadow to compete with the Company and any of its affiliates for a period of two years following termination of his employment.

Mr. Novello is employed with OS Restaurant Services, Inc. and his services are leased to OSF, pursuant to an Employment Agreement dated January 1, 2004, with a term of five years with automatic renewal for successive renewal terms of one year each. The Employment Agreement restricts the ability of Mr. Novello to compete with the Company and any of its affiliates for a period of two years following termination of his employment.

Mr. Shlemon is employed with OS Restaurant Services, Inc. and his services are leased to Carrabba's pursuant to an Employment Agreement dated April 27, 2000, with a term of five years with automatic renewal for successive renewal terms of one year each. The Employment Agreement restricts the ability of Mr. Shlemon to compete with the Company and any of its affiliates for a period of two years following termination of his employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that during the fiscal year 2005, all filings with the SEC of its officers, directors and 10% shareholders complied with requirements for reporting ownership and changes in ownership of the Company’s Common Stock pursuant to Section 16(a) of the Exchange Act.

PERFORMANCE GRAPH

The following line graph compares the Company's cumulative total shareholder return with the cumulative total shareholder return of the Dow Jones U.S. Total Market Index and the Dow Jones U.S. Restaurants Index for the last five full fiscal years of the Company ended December 31, 2005:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG OUTBACK STEAKHOUSE, INC., THE DOW JONES US TOTAL MARKET INDEX
AND THE DOW JONES US RESTAURANTS & BARS INDEX

*$100 invested on 12/31/2000 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Source: Research Data Group, Inc.
	2000	2001	2002	2003	2004	2005
OUTBACK STEAKHOUSE, INC.	$100	$132.37	$133.57	$173.80	$182.21	$167.63
DOW JONES US TOTAL MARKET	100	88.08	68.64	89.74	100.52	106.88
DOW JONES US RESTAURANTS & BARS	100	97.80	79.33	113.69	148.27	155.45

Certain Relationships and Related Transactions

In 2000, the Company opened a restaurant named “Lee Roy Selmon’s.” This restaurant is owned by Selmon’s/Florida-I, Limited Partnership (“Selmon’s Partnership”). OS Southern, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and 70% owner of the Selmon’s Partnership. Lee Roy Selmon, a director of the Company, owns a 10% limited partnership interest in the Selmon’s Partnership solely with respect to the first Lee Roy Selmon's restaurant opened by the Selmon’s Partnership. Mr. Selmon acquired his interest in the restaurant in exchange for the use of his name and a capital contribution of $101,000. The purchase price was established by the Board based on an estimate of the value of Mr. Selmon's name and the partnership's cash expenditure necessary to open the restaurant. The Company has opened three additional Lee Roy Selmon's restaurants. Mr. Selmon has no ownership interest in these additional restaurants, but receives a royalty of 1% of each restaurant's gross sales. Mr. Selmon will receive a royalty of 1% of the gross sales from any future Lee Roy Selmon's restaurants opened by the Company or its affiliates. In 2005, Mr. Selmon received distributions from the Selmon’s Partnership in the amount of $64,563 and royalties in the amount of $41,245. Mr. Selmon also serves on the board of Fifth Third Bank, Florida region, which is a division of Fifth Third Bancorp, a diversified financial services company, with which the individual restaurant locations of the Company through its subsidiaries have a depository relationship.

Toby S. Wilt, a member of the Board, through his wholly-owned corporation, TSW Investments, Inc., has invested in seven limited partnerships, each of which owns and operates one Carrabba’s Italian Grill restaurant as a franchisee of Carrabba’s Italian Grill, Inc. (“Carrabba’s”), a wholly-owned subsidiary of the Company. These investments were made from 1999 to 2002. Carrabba’s owns a 45% interest as a general partner in each of these limited partnerships. In 2005, Mr. Wilt received distributions from these partnerships in the aggregate amount of $41,893. The Board has determined that these relationships are not material and Mr. Wilt satisfies the requirements to be considered “independent” as defined in the applicable listing standards of the NYSE.

A. William Allen III, a director and Chief Executive Officer of the Company, through his revocable trust in which he and his wife are the grantors and trustees, and are the sole beneficiaries, owns all of the equity interests in AWA III Steakhouses, Inc., which owns 2.5% of Outback/Flemings, LLC, a Delaware limited liability company. Outback/Flemings, LLC serves as the general partner of limited partnerships that own certain Fleming’s Prime Steakhouse and Wine Bars. In 2005, Mr. Allen, through his ownership interest in Outback/Flemings, LLC, received no amount in distributions from investments in 34 restaurants and paid in capital of $363,926.

Paul E. Avery, Chief Operating Officer of the Company, has invested in 10 limited partnerships, each of which owns and operates one Carrabba’s Italian Grill restaurant as a franchisee of Carrabba’s and in which Carrabba’s owns a 45% interest as a general partner. These investments were made from 2001 and 2002. In 2005, Mr. Avery received distributions from these Carrabba’s partnerships in the aggregate amount of $10,505. In 2003, Mr. Avery invested (i) $81,395 in two limited partnerships, each of which owns and operates one Bonefish Grill restaurant as a franchisee of Bonefish Grill, Inc. (“Bonefish”), a subsidiary of the Company, and in which Bonefish owns a 45% interest as general partner; (ii) $109,000 in 11 limited partnerships, each of which owns and operates a Bonefish Grill restaurant and of which Bonefish or Bonefish Grill of Florida, LLC is the sole general partner and majority owner; and (iii) $40,000 in one unaffiliated limited partnership which owns and operates one Bonefish Grill restaurant as a franchisee of Bonefish. In 2002, Mr. Avery invested (i) $81,395 in two limited partnerships, each of which owns and operates one Bonefish Grill restaurant as a franchisee of Bonefish and in which Bonefish owns a 45% interest as general partner; and (ii) $87,500 in an unaffiliated limited partnership which owns and operates one Bonefish Grill restaurant as a franchisee of Bonefish. In 2005, Mr. Avery received distributions from these Bonefish partnerships in the aggregate amount of $80,565. Mr. Avery made no investments in Carrabba’s Italian Grill and Bonefish Grill restaurants in 2004, 2005 or through the date hereof in 2006.

Benjamin P. Novello, a Named Executive Officer, has invested in 10 limited partnerships, each of which owns and operates one Carrabba’s Italian Grill restaurant as a franchisee of Carrabba’s and in which Carrabba’s owns a 45% interest as a general partner. These investments were made from 2000 to 2002. In 2005, Mr. Novello received distributions from these partnerships in the aggregate amount of $9,139. Mr. Novello invested (i) $46,000 in four Bonefish Grill limited partnerships in connection with five restaurants in 2003; (ii) $116,175 in eight Bonefish Grill limited partnerships in connection with 13 restaurants in 2004; and (iii) $54,131 in four Bonefish Grill limited partnerships in connection with five restaurants in 2005, each of which operates restaurants and of which Bonefish or Bonefish Grill of Florida, LLC is the sole general partner and majority owner. In 2005, Mr. Novello received distributions from these partnerships in the aggregate amount of $66,238. Mr. Novello invested $2,500 in one OSF restaurant in 1991 and for the year 2005, received a distribution of $5,260.

On January 1, 2005, the Company entered into a Purchase Agreement to acquire certain Carrabba’s joint venture restaurants from limited partnerships in which Messrs. Avery and Novello had ownership interests. The aggregate purchase price paid to Messrs. Avery and Novello for their ownership interests in those joint venture restaurants was $141,157 and $204,287, respectively. In addition, on August 1, 2005, Mr. Avery sold to the Company all of his limited partnership interests in two Carrabba’s Italian Grill and 15 Bonefish Grill restaurants (to which he had previously contributed an aggregate amount of $317,469) for a purchase price of $285,856. Also on August 1, 2005, Mr. Novello sold to the Company all of his limited partner interest in one Outback Steakhouse, one Carrabba’s Italian Grill and 23 Bonefish Grill restaurants (to which he had previously contributed an aggregate amount of $245,943) for a purchase price of $267,708.

Steven T. Shlemon, a Named Executive Officer, has made investments in three unaffiliated limited partnerships each of which owns and operates an Outback Steakhouse restaurant pursuant to a franchise agreement with OSF. These investments were made in 1998. In 2005, Mr. Shlemon received distributions from these partnership in the aggregate amount of $21,822. On December 5, 2005, Mr. Shlemon sold to an independent franchisee all of his limited partnership interests in three OSF restaurants (to which he had previously contributed an aggregate amount of $150,000) for a purchase price of $162,161. Mr. Shlemon invested in four limited partnerships, each of which owns and operates one Carrabba’s Italian Grill restaurant as a franchisee of Carrabba’s and in which Carrabba’s owns a 45% interest as a general partner. These investments were made in 1999 and 2000. In 2005, Mr. Shlemon received distributions from these partnerships in the aggregate amount of $14,031. A sibling of Mr. Shlemon has made an investment in two limited partnerships, each of which owns and operates one Outback Steakhouse restaurant and of which OSF is the sole general partner and majority owner. These investments were made in 1996 and 2001. In 2005, Mr. Shlemon’s sibling received distributions in these partnerships in the aggregate amount of $162,334.

From 1994 to 2001, the parents and certain siblings of Chris T. Sullivan, a member of the Board and an executive officer of the Company, made investments in three unaffiliated limited partnerships that own and operate three Outback Steakhouse restaurants pursuant to franchise agreements with OSF and received distributions from these partnerships in the aggregate amount of $28,847 during the year 2005.

In 2002, Mel and Jackie Danker, relatives of Robert D. Basham, a member of the Board, made investments of $66,232 in one unaffiliated limited partnership that owns and operates two Bonefish Grill restaurants as a franchisee of Bonefish, and received distributions in this partnership in the aggregate amount of $15,494 during the year 2005.

In January 2006, General (Ret) Tommy Franks, a director of the Company, became a director of Bank of America. The Company has various corporate banking relationships with Bank of America and it participates as a lender in the Company’s $225,000,000 revolving credit facility. In addition, individual restaurant locations have depository relationships with Bank of America in the ordinary course of business.

PROPOSAL TWO
Corporate Name Change

On January 24, 2006, the Board unanimously approved an amendment to the Company’s Certificate of Incorporation, as amended (“Certificate of Incorporation”), to amend Article 1 of the Certificate of Incorporation solely to change the Company’s name from “Outback Steakhouse, Inc.” to “OSI Restaurant Partners, Inc.” (the “Amendment”). The Board believes that approval of the corporate name change as an amendment to the Certificate of Incorporation is in the best interests of the Company and its shareholders, as the name better reflects the Company’s businesses. The Amendment does not change the terms or rights of holders of the Company’s Common Stock. A copy of the proposed Amendment to the Certificate of Incorporation is attached hereto as Exhibit A. If this proposal is approved by the shareholders at the Annual Meeting, the Company will file an amendment to its Certificate of Incorporation for the purpose of effecting the name change. This amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to take place shortly after the Annual Meeting.

The affirmative vote of a majority of the outstanding Common Stock voting on this proposal is required for approval. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted as voted and therefore will not count for or against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE
Ratification of Independent Auditors

At the meeting of the Audit Committee and Board held on January 24, 2006, the Audit Committee appointed PricewaterhouseCoopers LLP to serve as the independent auditors for the Company and its subsidiaries for the year ending December 31, 2006 and the Board accepted that appointment. At the meeting, shareholders will be asked to ratify the appointment of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

The affirmative vote of a majority of the Common Stock voting on this proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2006 is required for approval. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted as voted and therefore will not count for or against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

PROPOSAL FOUR
APPROVAL OF AN AMENDMENT TO THE OUTBACK STEAKHOUSE, INC. PARTNER EQUITY PLAN
TO INCLUDE THE DEFERRED COMPENSATION STOCK PLAN

The Board has adopted the Outback Steakhouse, Inc. Partner Equity Plan (the “PEP”). The PEP, as approved by the Board, includes the Partner Equity Deferred Compensation Diversified Plan (the “Diversified Plan”) and the Partner Equity Deferred Compensation Stock Plan (the “Stock Plan”). The Board’s approval of the Stock Plan component of the PEP is subject to shareholder approval. At the meeting, Shareholders will be asked to approve the Stock Plan. A copy of the Stock Plan is attached as Exhibit B and this description of the Stock Plan is qualified in its entirety by reference to Exhibit B.

The Company’s restaurant managing partners and restaurant chef partners (the “partners”) are eligible to participate in the PEP and, if approved by shareholders, the associated Stock Plan. It is anticipated that the approximate number of persons eligible to participate in the PEP and the associated Stock Plan over the next five years is 1,200. When a managing partner or chef partner of a domestic restaurant executes a five-year employment agreement, he or she makes a capital contribution in exchange for a partnership interest in the restaurant. Upon completion of each five-year term of employment, the managing partners and chef partners of domestic restaurants have historically been issued stock options under the Company’s Amended and Restated Managing Partner Stock Plan (the “Option Plan”). The number of stock options issued to a partner upon completion of his or her term of employment was determined by a formula based on a multiple of the cash flows distributed from their interest in their restaurant. The Board has adopted the PEP to replace the use of stock options under the Option Plan upon completion of the five-year employment term with a deferred compensation benefit. The Diversified Plan will permit partners to direct the investment of their deferred compensation accounts into a variety of benchmark investment funds. If shareholders approve the Stock Plan at the meeting, specified portions of partners’ accounts will be required to be invested in the Stock Plan.  Only shares of Common Stock purchased on the open market will be utilized in the Stock Plan.

The PEP is effective for all new partner employment agreements signed after March 1, 2006 and will replace the issuance of stock options to partners upon completion of their terms of employment. In addition, during the first quarter of 2006, all partners with existing employment agreements were given an opportunity to elect to participate in the PEP in lieu of the receipt of stock options upon completion of their terms of employment. As a result, the only partners who will receive stock option grants under the Option Plan in the future are those partners who executed an employment agreement prior to March 1, 2006 and who do not elect to participate in the PEP.

The purpose of the PEP is to attract, retain and reward partners and to promote in those partners increased efficiency and an interest in the successful operation of the Company. The PEP is intended to provide nonqualified deferred compensation benefits to partners to supplement their retirement savings. The Stock Plan component of the PEP is intended to provide for the mandatory investment of a portion of deferred compensation account balances in phantom shares of Common Stock, and the Diversified Plan component of the PEP is intended to provide for crediting of deferred compensation account balances into a variety of benchmark funds as directed by the individual partners. The Stock Plan is intended to be an unfunded, unsecured promise to pay the participant the Common Stock, subject to the terms and conditions of the Stock Plan. The Diversified Plan also is intended to be an unfunded, unsecured promise to pay the participant in cash, subject to the terms and conditions of the Diversified Plan.

The Company currently intends to fund its PEP obligation by making a cash contribution to an irrevocable grantor or “rabbi” trust upon each partner’s completion of a term of employment. If the shareholders approve the Stock Plan at the meeting, a specified percentage of these funds will be required to be used by the trustee to purchase shares of the Company’s Common Stock on the open market. No shares will be issued by the Company to the PEP. Accordingly, the Stock Plan will not result in an increase in the number of outstanding shares of Common Stock, unlike the Option Plan.

Upon a partner becoming a participant in the PEP upon completion of his or her employment term, the Company will credit deferred compensation to the PEP on behalf of the partner. If the Stock Plan is approved by shareholders at the meeting, for partners completing their first term of employment, a minimum of 75% of the PEP contribution will be required to be invested in the Stock Plan account; for partners completing their second term of employment, a minimum of 50% of the PEP contribution will be required to be invested in the Stock Plan account; and for partners completing their third and subsequent employment terms, a minimum of 25% of the PEP contribution will be required to be invested in the Stock Plan account. If shareholders do not approve the Stock Plan, partners will not be required to invest in the Stock Plan. Partners will not be able to change the amount of the contributions allocated to the Stock Plan.

All distributions from Stock Plan accounts will be made in whole shares of Common Stock. Distributions from Diversified Plan accounts will be made in cash. Amounts credited to a partner’s accounts are fully vested at all times. The maximum number of shares that may be distributed pursuant to the Stock Plan is 5,000,000, subject to adjustment for stock dividends, stock splits and certain other changes in the Company's capitalization.

To participate in the PEP, a partner must execute a participation agreement, which may be the partner’s employment agreement, specifying the amount and terms of the Company’s contribution to the PEP in order to become a participant in the PEP. The partner will continue as a participant in the PEP and the Stock Plan until all amounts credited to the partner’s accounts have been distributed.

The Company will make a cash contribution to the PEP and the underlying Stock Plan on behalf of a partner as set forth in the participation agreement with the partner. The amount credited to the PEP with respect to a partner will be determined by a formula based on a multiple of the cash flows distributed from his or her interest in his or her restaurant. The allocation of contributions to the Stock Plan is subject to shareholder approval of the Stock Plan at the meeting. Contributions will be notional credits to the accounts of the partner, with the amount actually credited to the account being net of all employment taxes required to be withheld on the contribution.

If the Stock Plan is approved at the meeting, participants’ Stock Plan accounts will be credited with phantom shares of Common Stock at the time of a contribution based on the amount of the cash contribution to the Stock Plan and the closing trading price of the Common Stock on the NYSE on the day of the contribution (or, if there is no trading of the shares on that day, on the next date on which trading occurs). Accounts will be credited with notional gains or losses from the date the contribution is credited based on actual increases and decreases in the value of Common Stock. A participant will have no voting rights or other rights as a shareholder based on phantom shares of Common Stock credited to his or her account, and the Company will have no obligation to set aside or reserve Common Stock for the purpose of meeting its obligations under the Stock Plan. Notwithstanding the foregoing, a participant will be entitled to receive credits to his or her account under the Diversified Plan equal to the amount of any dividends that are payable on Common Stock based on the number of phantom shares of Common Stock credited to the participant’s account at the time such dividend is declared. The Company has established an irrevocable grantor or “rabbi” trust to provide a source of funds to assist the Company in satisfying its liabilities under the PEP; however, the Company is the sole owner of any assets in the trust and participants are general creditors of the Company with respect to their benefits under the PEP. Although participants’ accounts in the Stock Plan will not actually hold Common Stock, the Company expects to cause the trust to purchase Common Stock in the open market in amounts equal to the number of phantom shares credited to the Stock Plan accounts. The Company will not issue shares of Common Stock to the trust for PEP from its treasury or from authorized and unissued shares, without further shareholder approval.

A participant will have no discretion with respect to the time and form of benefit payments under the PEP. Except in the event of the death or disability of the participant, each account will be distributed to the participant in three payments:

•	25% of the then total account balance will be distributed five years after the Company contribution is made (which generally occurs at the end of the five-year employment term);
•	an additional 25% of the account (i.e., one-third of the remaining account balance) will be distributed seven years after the Company contribution is made; and
•	the remaining account balance will be distributed 10 years after the Company contribution is made.

If a participant retires or leaves the Company after the Company makes a contribution to his or her account but before the participant receives it, the participant will be paid according to the previously described distribution schedule.

If a participant becomes disabled or dies, he or she (or his or her estate in the event of death) will receive a lump sum distribution of his or her account balance if his or her aggregate account balance under the PEP (both the Stock Plan and the Diversified Plan) is $500,000 or less. If his or her aggregate balance exceeds $500,000, the account balance will be paid in three annual installments. Account balances in the Diversified Plan will be paid in cash, and account balances in the Stock Plan will be paid by the delivery of whole shares of Common Stock.

The Company currently administers the Stock Plan. The administrator may, at any time, amend or terminate the Stock Plan, except that no amendment or termination may reduce a participant’s account balance or accelerate benefits under the Stock Plan in violation of Section 409A of the IRC. If the Company terminates the Stock Plan, the Company must pay to each participant the balance of the participant’s accounts at the time and in the form such amounts would have been paid absent termination of the Stock Plan. Notwithstanding the foregoing, to the extent permitted under Section 409A of the IRC, the Company may, in its complete and sole discretion, accelerate distributions under the Stock Plan in the event of (i) change in the ownership or effective control of the Company, (ii) change in the ownership of a substantial portion of the assets of the Company, (iii) liquidation or bankruptcy of the Company, or (iv) any other circumstances permitted under Section 409A of the IRC.

Under currently applicable provisions of the IRC, a participant will not be deemed to have received any income for federal tax purposes upon the receipt of a contribution under the Stock Plan, nor will the Company be entitled to a tax deduction at that time. However, the amount withheld with respect to a participant to pay employment taxes is subject to income tax, and the Company will be entitled to a tax deduction with respect to that amount. Distributions will be includable in a participant’s taxable income in the year received, and income taxes will be based on the participant’s tax rate at that time. Upon receipt of a distribution of Common Stock, the participant will be deemed to have received ordinary income, taxable as compensation, in an amount equal to the fair value of the shares on the date he or she receives them. The Company will be allowed an income tax deduction in a like amount at that time.

The following table shows benefits that are expected to be received by the named individuals or groups under the Stock Plan:

NEW PLAN BENEFITS
STOCK PLAN
Name and Position	Number of shares of Common Stock to be Received
Chris T. Sullivan, Chairman	0
A. William Allen, III, Chief Executive Officer	0
Joseph J. Kadow, Executive Vice President, Chief Officer - Legal and Corporate Affairs	0
Paul E. Avery, Chief Operating Officer	0
Benjamin P. Novello, President of subsidiary OSF	0
Steven T. Shlemon, President of subsidiary Carrabba’s	0
Executive Group	0
Non-Executive Director Group	0
Non-Executive Officer Employee Group	5,000,000

The dollar value of benefits to be received under the Stock Plan is not currently determinable as it is based on the value of Common Stock on the date of a contribution. The Company will determine the benefits actually received by each participant.

The following table provides information about the Common Stock that may be issued under all of Outback Steakhouse, Inc.’s existing equity compensation plans as of December 31, 2005 (in thousands, except option prices):

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1) (2)	17,537	$30.60	414
Equity compensation plans not approved by security holders (3)	150	-	-
	17,687	$30.34	414
____________
(1)	Outback Steakhouse, Inc. 2004 Amended and Restated Stock Option Plan.

(2)	Outback Steakhouse, Inc. 2005 Amended and Restated Managing Partner Stock Plan.

(3)	Outback Steakhouse, Inc. inducement grants

Although shareholder approval of the Stock Plan is not required under Delaware law, such approval is required by the rules and regulations of the NYSE. The affirmative vote of a majority of the Common Stock voting on this proposal is required for approval. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted as voted and therefore will not count for or against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL FOUR.

PROPOSAL FIVE
SHAREHOLDER PROPOSAL
Reporting of Political Contributions

Central Laborers’ Pension, Welfare and Annuity Fund, Post Office Box 1267, Jacksonville, Illinois 62651, claiming beneficial ownership of 30,600 shares of common stock, submitted the proposal set forth below.

RESOLVED that the shareholders of Outback Steakhouse (“Company”) hereby request that our Company provide a report, updated semi-annually, disclosing our Company’s:

1. Policies and procedures for political contributions, both direct and indirect, made with corporate funds.
2. Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:
a.	An accounting of our Company’s funds contributed to any of the persons or organizations described above.
b.	Identification of the person or persons in our Company who participated in making the decisions to contribute.
c.	The internal guidelines or policies, if any, governing our Company’s political contributions.

This report shall be presented to the Board of Directors’ audit committee or other relevant oversight committee and posted on our Company’s website to reduce costs to shareholders.

Supporting Statement: As long-term shareholders of Outback Steakhouse, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Company executives exercise wide discretion over the use of corporate resources for political purposes. In 2003-04, the last fully reported election cycle, Outback Steakhouse contributed at least $53,000. (PoliticalMoneyLine, http://www.fecinfo.com)

Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, PoliticalMoneyLine, a leading independent, subscription campaign finance disclosure site, provides an incomplete picture of our Company’s political donations. Complete disclosure by our Company is necessary for our Company’s Board and shareholders to be able to fully evaluate the political use of corporate assets.

Although the Bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.

Absent a system of accountability, corporate executives will be free to use a company’s assets for political objectives that are not shared by and may be inimical to the interests of the company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.

BOARD RECOMMENDATION

The Company believes this proposal is duplicative and unnecessary due to the comprehensive federal and state regulations and reporting requirements regarding political contributions. Federal law (the Bi-Partisan Campaign Reform Act of 2002) prohibits any corporate contributions to a federal candidate campaign or to political parties at the federal level. A political contribution made by the Company to a state campaign (where permitted by state law) is reported to the state board of election by the campaign upon receipt. These reports are publicly available.

The Outback Steakhouse Political Action Committee (“PAC”), a federal political action committee created under and in full compliance with Federal Election Commission guidelines, is funded entirely by voluntary contributions from management personnel. Federal law prohibits any Company funds from being contributed to the PAC. All contributions made from the PAC are reported to the Federal Election Commission at least monthly and are publicly available on its website, www.fec.gov.

Reporting requirements also apply to those political organizations established under Section 527 of the Internal Revenue Code. Any such organization that anticipates receiving contributions of $25,000 or more in a taxable year and does not file public disclosure reports with the Federal Election Commission or a state or local election commission must register with the Internal Revenue Service (“IRS”) and file periodic reports disclosing its contributions and expenditures. These reports are publicly available on the IRS website.

Therefore, all political contributions made by the Company or the PAC are available to shareholders and interested parties through public sources.

The Company believes participation in the political process is necessary to properly represent our business and the interests of our shareholders. All political contributions are carefully determined and approved by legal counsel and senior executives to ensure contributions are consistent with the best interest of our business and shareholders.

It is the Company’s position that the proposed reports are unnecessary and would not result in any benefit to shareholders. Because political contributions from Company funds are prohibited at the federal level and subject to publicly available reporting requirements at the state level (and the federal level in the case of Section 527 organizations), the proposed reports would be duplicative and would not provide shareholders with meaningful additional information. The Company believes that incurring the cost of preparing and issuing such reports is not in our shareholders’ best interests.

THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSAL FIVE.

PROPOSAL SIX
SHAREHOLDER PROPOSAL
Reporting on the Implementation of
Controlled Atmosphere Killing by Chicken Suppliers

People for the Ethical Treatment of Animals, 502 Front Street, Norfolk, Virginia 23510, claiming beneficial ownership of 80 shares of common stock, submitted the proposal set forth below. The Company accepts no responsibility for the facts recited by the proponent.

WHEREAS, on its Web site, Outback Steakhouse Inc. (“Outback”) makes no mention of poultry welfare polices or standards; and

WHEREAS, consumers consider birds’ welfare when making dining choices; and

WHEREAS, Outback’s competitors - including McDonalds, Burger King and Denny’s - recognize the need for humane slaughter methods to keep their competitive advantages and are particularly committed to improving conditions in their poultry suppliers’ slaughterhouses; and

WHEREAS, Outback purchases chickens from suppliers that use the outdated method of electrical stunning, in which the birds’ legs are forced into metal shackles and the birds are shocked with an electric current, have their throats slit, and are dropped into tanks of scalding hot water, so that they are often still conscious when they suffer this hideous cruelty; and

WHEREAS, Outback has yet to make notable progress on implementing the new USDA-approved method of poultry slaughter called “controlled-atmosphere killing” (CAK), which replaces the oxygen that birds are breathing with inert gasses, gently and effectively putting them to sleep; and

WHEREAS, a report commissioned by McDonald’s (“the report”) concurred that CAK is, as animal welfare experts have describe it, the most humane method of poultry slaughter ever developed and admitted that CAK “has advantages [over electrical stunning] from both an animal welfare and meat quality perspective … obviates potential distress and injury…can expeditiously and effectively stun and kill broilers with relatively low rates of aversion or other distress” and would eliminate the pain of premature shocks and inadequate stunning that are associated with electrical stunning; and

WHEREAS, on its Web site, Outback claims that “the safety and quality of our food products is our number one priority”; and

WHEREAS, the report further concludes that McDonald’s European suppliers that use CAK have experienced improvements in bird handling, stunning efficiency, working conditions, and meat yield and quality;¹ and

WHEREAS, although CAK is optimal for both the birds’ well-being and for profit, Outback has yet to implement it or show any signs of progress toward that end; and

WHEREAS, while McDonald’s, Burger King, Denny’s, and others continue to make progress toward adopting the technology and it continues to be used in Europe (as it has been for nearly a decade), Outback has yet to show its shareholders what it is doing to gain the competitive advantage of adopting this humane slaughter technology;

NOW, THEREFORE, BE IT RESOLVED that shareholders request that the Board of Directors issue interim reports to shareholders following the second, third and fourth quarters of 2006 detailing the progress made toward accelerating the implementation of CAK.
___________________________________
¹These are the same improvements that Hormel Foods recently touted a letter to PETA describing CAK.

BOARD RECOMMENDATION

The Company’s first priority has always been the safety and quality of its products. The Company is also committed to the humane treatment of animals and requires that its suppliers comply with government regulations pertaining to the humane treatment of animals.

PETA has introduced shareholder proposals regarding the humane treatment of animals at the annual meetings of numerous corporations in the last several years. While the Company considers the humane treatment of animals important, it believes PETA’s proposal is singularly focused on PETA’s specific agenda rather than on the interests of the Company’s shareholders generally.

Decisions about supplier relationships and the implementation of new technologies by those suppliers require the evaluation of a number of factors. The Company will not attempt to force its suppliers to implement a new technology before thoroughly assessing, among other things, the implications on food quality and safety, the safety of humans in the slaughter processes, the reliability of new equipment and procedures, the costs of new equipment and procedures, environmental factors and alternative technologies. Because the Company believes that existing research and studies incompletely and inconclusively evaluate the foregoing, it believes that any efforts to require suppliers to replace conventional methods with CAK would be premature and not in our shareholders’ best interests.

It is the Company’s position that the proposed reports are unnecessary and would not result in any additional benefit to shareholders. Because the Company does not currently have a plan to accelerate the implementation of CAK by its suppliers, the three reports requested would be repetitive and contain very little meaningful information. Therefore, the Company believes that the costs associated with preparing and issuing such reports, and with coordinating with its independent suppliers to confirm the accuracy of the reports, are not in our shareholders’ best interests.

THE BOARD RECOMMENDS A VOTE “AGAINST” PROPOSAL SIX.

SHAREHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

In accordance with notices we sent to certain shareholders, we are sending only one copy of our annual report and Proxy Statement to shareholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as "householding," is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request via (1) e-mail to the Company’s website: www.outback.com under the heading Investor Relations; (2) in writing to the Company, Attention: Investor Relations at 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607; or (3) telephonically to 1-813-282-1225. You may also contact us if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder who intends to present a proposal at the 2007 Annual Meeting of Shareholders for inclusion in the Proxy Statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 1, 2006. The Company will not be required to include in its Proxy Statement or form of proxy a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by regulations of the SEC.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders, the proxies named in the Company’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 14, 2007. Even if proper notice is received on or prior to February 14, 2007, the proxies named in the Company’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders, in the Proxy Statement, of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(1) under the Exchange Act, as amended.

Any shareholder who wishes to submit an individual for consideration for nomination as a director may do so by writing to our Corporate Secretary at 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607. Submissions must include your name and address, the number of shares of common stock you own, the name, age, business and residence addresses, and principal occupation of the individual and a written statement of the individual that he or she is willing to be considered and is willing to serve as a director if nominated and elected. You must also include a description of any relationship, arrangements and understandings between you and the individual, and any relationship known to you between the individual and any supplier or competitor of the Company. The Corporate Secretary will review submissions for completeness and forward to the Chair of the Nominating and Corporate Governance Committee.

CONTACTING THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate with the Board, Lead Independent Director or any individual director by email at BOD@outback.com, or by writing to either Board of Directors or Lead Independent Director at the principal executive offices of the Company:

c/o Outback Steakhouse Corporate Secretary
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607

Your communication should indicate that you are a shareholder. All communications are received and reviewed by the Secretary. The Secretary, depending on the nature of the communication, will handle the matter internally or will forward the communication to the Board or the Lead Independent Director.

OTHER MATTERS

The solicitation of proxies is made by the Board on behalf of the Company. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by internet, telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation. The Company has also retained Georgeson Shareholder Communications Inc. at an estimated cost of $6,500, plus reimbursement of expenses, to assist in the solicitation of proxies.

If the enclosed proxy is executed and returned, the shares represented by the proxy will be voted in accordance with any specifications made by the shareholder. In the absence of any such specification, the shares will be voted to elect the directors as set forth under “Election of Directors” above, FOR Proposals TWO, THREE and FOUR and AGAINST Proposals FIVE and SIX.

Your presence at the meeting will not operate to revoke your proxy. You may revoke your proxy at any time if it has not been exercised by giving written notice to the Company.

If any other matters shall come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any other matters that will be presented for action at the meeting.
By Order of the Board of Directors

March 30, 2006	Joseph J. Kadow, Secretary

EXHIBIT A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

OUTBACK STEAKHOUSE, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is OUTBACK STEAKHOUSE, INC.

2. The Certificate of Incorporation of the Corporation is hereby amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

FIRST: The name of this corporation is “OSI Restaurant Partners, Inc.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on April 25, 2006.

OUTBACK STEAKHOUSE, INC.

By: ____________________________
       A. William Allen III,
       Chief Executive Officer

Attest:

___________________________
Joseph J. Kadow, Secretary

A-1

Exhibit B

OUTBACK STEAKHOUSE, INC.
PARTNER EQUITY PLAN

Partner Equity Deferred Compensation Stock Plan Document

Outback Steakhouse, Inc., a Delaware corporation, on behalf of itself and its Subsidiaries (the “Company”), hereby establishes the Partner Equity Plan (the “PEP”) for the purpose of attracting, retaining and rewarding Managing Partners and Chef Partners (the “Partners”) and promoting in its Partners increased efficiency and an interest in the successful operation of the Company. The PEP is intended to provide nonqualified deferred compensation benefits to Partners to supplement their retirement savings. The PEP is comprised of the following two separate components, each of which is set forth in a separate document:

•
The Partner Equity Deferred Compensation Diversified Plan (the “Diversified Plan”) which is set forth in a separate document and is intended to provide for diversified crediting of deferred compensation account balances as directed by the individual Partners; and

•
The Partner Equity Deferred Compensation Stock Plan (the “Stock Plan”) which is set forth in this document and provides, subject to approval by the shareholders of the Company, for the investment of deferred compensation account balances in phantom shares of Company stock.

The PEP is the sum of the Diversified Plan and the Stock Plan. References in this document to the “Plan” generally shall mean the Stock Plan only, unless the context is referring to the entire PEP, in which case such reference shall mean the total PEP. The PEP shall be effective January 1, 2006, subject to approval of the Stock Plan by the shareholders of the Company. The PEP and every provision of each of the Stock Plan and the Diversified Plan is intended, and shall be interpreted, to comply in all respects with Internal Revenue Code (“Code”) Section 409A and those provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees.”

ARTICLE 1
Definitions

1.1 Account(s) shall mean the bookkeeping account or accounts established for a particular Participant pursuant to Article 3 of the Plan.

1.2 Administrator shall mean the person or persons appointed by the Company to administer the PEP pursuant to Article 9 of the Plan.

1.3. Beneficiary shall mean the person(s) or entity designated as such in accordance with Article 8 of the Plan.

1.4 Code shall mean the Internal Revenue Code of 1986, as amended, and Treasury regulations and applicable authorities promulgated thereunder.

1.5 Company shall mean Outback Steakhouse, Inc., a Delaware corporation acting on behalf of itself and designated Subsidiaries. Any action required by the Company under the terms of the Plan may be taken by the Administrator or such other person(s) or entity(ies) duly authorized by Outback Steakhouse, Inc. to act of its behalf.

1.6 Company Contributions shall mean the contributions by the Company to a Participant’s Account pursuant to Article 2 of the Plan.

1.7 Company Stock shall mean the Common Stock of Outback Steakhouse, Inc., par value $.01.

1.8 Disability shall mean, consistent with the requirements of Code Section 409A, that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. The Administrator may require that the Participant submit evidence of such qualification for disability benefits in order to determine Disability under this Plan. Notwithstanding the foregoing, a Participant must qualify for, and receive, Social Security disability benefits in order to be deemed to have suffered Disability under the Plan.

1.9 Eligible Employee shall mean a “Managing Partner” or “Chef Partner” of the Company, or such other key management level or highly compensated employee as may be designated by the Administrator to be eligible to participate in the Plan.

1.10 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, including Department of Labor and Treasury regulations and applicable authorities promulgated thereunder.

1.11 Participant shall mean an Eligible Employee who has been selected to receive a Company Contribution to the Plan and has executed a Participation Agreement pursuant to Article 2 of the Plan.

      1.12 Participation Agreement shall mean the Participant’s employment agreement or such other written agreement between the Company and the Eligible Employee whereby the Company agrees to make a Company Contribution to the Plan on behalf of the Participant and the Participant agrees to the terms of such grant subject to the terms of the Plan. The Participation Agreement may take the form of an electronic communication followed by appropriate written confirmation according to specifications established by the Administrator.

      1.13 PEP, Plan, Diversified Plan and Stock Plan shall have the meanings given to such terms in the introductory paragraphs of the Plan.

      1.14 Plan Year shall mean the calendar year.

      1.15 Settlement Date shall mean the date by which a lump sum payment shall be made or the date by which installment payments shall commence. Unless otherwise specified, the Settlement Date shall be as soon a practicable (but in no event more than sixty (60) days) following the month in which the event triggering payout occurs. In the case of death, the event triggering payout shall be deemed to occur upon the date the Administrator is provided with the documentation reasonably necessary to establish the fact of the Participant’s death. Notwithstanding the foregoing or any other provision of the Plan, in the event that at the time of payout any stock of the Company is publicly traded on an established securities market and the Participant is a “key employee” (as defined in Code Section 416(i) (without regard to paragraph (5) thereof) of the Company, the Settlement Date following a Termination of Employment shall be no earlier than the earlier of (i) the last day of the sixth (6th) complete calendar month following the Participant’s Termination of Employment, or (ii) the Participant’s death, consistent with the provisions of Code Section 409A.

1.16 Subsidiaries shall mean OS Restaurant Services, Inc. and such other majority owned subsidiaries or other entities in which Outback Steakhouse, Inc. or any of its majority owned subsidiaries owns a majority partnership or other equity interest or serves as general partner, as may from time to time be designated as participating employers in the Plan by the Administrator and on behalf of which Outback Steakhouse, Inc. and the Administrator shall act as agents for purposes of adoption, amendment and administration of the Plan and all associated matters or documentation.

1.17 Termination of Employment shall mean the date of the cessation of the Participant’s employment with the Company for any reason whatsoever, whether voluntary or involuntary, including as a result of the Participant’s retirement, death, or Disability.

1.18 Valuation Date shall mean the date through which earnings are credited and shall be no earlier than the last day of the month preceding the month in which the payout or other event triggering the valuation occurs.

ARTICLE 2
Participation

2.1 Commencement of Participation. An Eligible Employee shall become a Participant in the Plan when he or she (i) is notified in writing that the Company intends to make a Company Contribution to the Plan on his or her behalf, (ii) has executed a Participation Agreement specifying the amount and terms of such Company Contribution and (iii) has a Company Contribution credited to his or her Account under the Plan. The Participant shall continue as a Participant in the Plan until all amounts credited to the Participant’s Account have been distributed.

2.2 Company Contributions. From time to time, the Company shall make a Company Contribution to the Plan on behalf of an Eligible Employee or existing Participant in the amount specified in a Participation Agreement with such Participant. Company Contributions shall be made in the complete and sole discretion of the Company based on the individually negotiated terms of the Participant’s employment agreement with the Company. Company Contributions shall be notional credits to the Accounts of Participants, with the amount actually credited to the Account being net of all employment taxes required to be withheld on the Company Contribution under Subtitle C of the Code, as conclusively determined by the Administrator. No Participant or other employee of the Company shall have a right to receive a Company Contribution in any particular year or in any particular amount based on the fact that Company Contributions are made at such time or in such amount on behalf of another Participant.

ARTICLE 3
Accounts

3.1 Participant Accounts. A separate Account shall be maintained for each Company Contribution made on behalf of each Participant and shall be credited with the Company Contribution at the time specified by the Administrator. Accounts shall be deemed to be credited with notional gains or losses as provided in Section 3.3 from the date the Company Contribution is credited to the Account through the Valuation Date.

3.2 Vesting of Accounts. All amounts credited to the Participant Accounts shall be fully vested at all times.

3.3 Phantom Stock Investment. Accounts under this Plan shall be credited based on the notional investment of amounts credited to the Account in phantom shares of Company Stock. The Participant’s Account balance shall reflect actual increases and decreases in the value of Company Stock. Except as provided in Section 3.4, the Participant shall have no voting rights or other rights as a shareholder based on shares credited to his or her Account and the Company shall have no obligation to set aside or reserve shares of Company Stock for the purpose of meeting its obligations under this Plan. If the Company does set aside or reserve shares of Company Stock to meet its obligations under this Plan, the Participant shall have no more right to such shares than any other unsecured general creditor prior to the distribution of actual shares of Company Stock pursuant to Articles 5, 6 or 7 of the Plan.

3.4 Dividend Rights. The Participant shall be entitled to receive credits to his or her account under the Diversified Plan equal to the amount of any dividends that are payable on Company Stock based on the number of phantom shares of Company Stock credited to the Participant’s Account at the time such dividend is declared. Credits shall be made pursuant to section 3.4 of the Diversified Plan at the time such dividend is paid.

3.5 Capital Transactions. In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and kind of phantom shares of Common Stock credited to the Accounts under the Plan.

3.6 Statement of Accounts. The Administrator shall provide each Participant with statements at least annually setting forth the Participant’s Account balance as of the end of each year.

ARTICLE 4
Scheduled Distributions

4.1 Distribution of Accounts. A Participant shall have no discretion with respect to the time and form of benefit payments. Except as provided in Articles 5 and 6, each Account shall be distributed to the Participant in three (3) payments as follows, based upon the period that elapses after the end of the month preceding the date the Company Contribution is made to the Participant’s Account: (i) twenty-five percent (25%) of the then total Account balance (rounded up to the next full share of stock) shall be distributed after sixty (60) months have elapsed (i.e., five (5) years after the Company contribution is made); (ii) an additional twenty-five percent (25%) of the Account (i.e., one-third (1/3) of the then Account balance rounded up to the next full share of stock) shall be distributed after an additional twenty-four (24) months have elapsed (i.e., seven (7) years after the Company contribution is made); and (iii) the last fifty percent (50%) of the Account (i.e., the then remaining Account balance) shall be distributed after an additional thirty-six (36) months have elapsed (i.e., ten (10) years after the Company contribution is made). All payments form this Plan shall be made in whole shares of Company Stock on the Settlement Date for each prescribed distribution. The maximum number of shares of Company Stock which may be distributed under the Plan shall be five million (5,000,000).

ARTICLE 5
Death Benefits

5.1 Survivor Benefit. If the Participant dies prior to complete distribution of all of the Participant’s Accounts, the Company shall pay to the Participant’s Beneficiary a death benefit equal to the total remaining balance of all of the Participant’s Accounts. The death benefit shall be paid in three (3) annual installments commencing on the Settlement Date following the date the Participant’s death is established by reasonable documentation. Distributions shall be made in the form of whole shares of Company Stock. Installment payments shall be recalculated annually by dividing the Account balance by the number of payments remaining rounded up to the next whole share of Company Stock or in any other reasonable manner as may be determined from time to time by the Administrator.

5.2 Small Benefit Exception. Notwithstanding the foregoing, in the event the sum of all benefits under the PEP payable to a Beneficiary on the Participant’s death is less than or equal to five hundred thousand dollars ($500,000), such benefits shall be paid in a single lump sum on the Settlement Date following the date the Participant’s death is established by reasonable documentation. The benefit payable from this Plan shall be in the form of whole shares of Company Stock.

ARTICLE 6
Disability

6.1 Disability Benefit. In the event of termination of the Participant’s employment by reason of Disability, the Company shall pay to the Participant the total remaining balance of all of the Participant’s Accounts in three (3) annual installments commencing on the Settlement Date following the Participant’s Termination of Employment. Distributions shall be made in the form of whole shares of Company Stock. Installment payments shall be recalculated annually by dividing the Account balance by the number of payments remaining rounded up to the next whole share of Company Stock or in any other reasonable manner as may be determined from time to time by the Administrator.

6.2 Small Benefit Exception. Notwithstanding the foregoing, in the event the sum of all benefits under the PEP payable to a Participant on the Participant’s Termination of Employment by reason of Disability is less than or equal to five hundred thousand dollars ($500,000), such benefits shall be paid in a single lump sum on the Settlement Date following the Participant’s Termination of Employment by reason of Disability. The benefit payable from this Plan shall be in the form of whole shares of Company Stock.

ARTICLE 7
Amendment and Termination of Plan

7.1  Amendment or Termination of Plan. The Company may, at any time, direct the Administrator to amend or terminate the Plan, except that no such amendment or termination may reduce a Participant’s Account balance or accelerate benefits under the Plan in violation of Code Section 409A. For purposes of applying the change in timing of payment rules under Code Section 409A to any amendment of the Plan, each installment payment from each Account shall be treated as a separate payment. If the Company terminates the Plan, the Company shall pay to each Participant the balance of the Participant’s Accounts at the time and in the form such amounts would have been paid absent such Plan termination. Notwithstanding the foregoing, to the extent permitted under Code Section 409A and applicable authorities, the Company may, in its complete and sole discretion, accelerate distributions under the Plan in the event of (i) “change in the ownership or effective control of the corporation,” (ii) “change in the ownership of a substantial portion of the assets of the corporation,” (iii) liquidation or bankruptcy of the Company, or (iv) any other circumstances permitted under Code Section 409A.

ARTICLE 8
Beneficiaries

8.1 Beneficiary Designation. The Participant shall, at the commencement of participation in the Plan, designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant’s death. The Beneficiary designation shall be effective upon being submitted in writing to, and received by, the Administrator during the Participant’s lifetime on a form prescribed by the Administrator. The Beneficiary designation may be changed by the Participant at any time. Notwithstanding the foregoing, a Beneficiary designation, or any change thereto, shall not be valid unless a Participant has complied with any applicable laws in selecting a Beneficiary other than the Participant’s spouse.

8.2 Revision of Designation. The submission of a new Beneficiary designation shall cancel all prior Beneficiary designations. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of a Beneficiary designation shall revoke such designation, unless in the case of divorce the previous spouse was not designated as Beneficiary and unless in the case of marriage the Participant’s new spouse has previously been designated as Beneficiary.

8.3 Successor Beneficiary. If the primary Beneficiary dies prior to complete distribution of the benefits provided in Article 4, the remaining Account balance shall be paid to the contingent Beneficiary selected by the Participant.

8.4 Absence of Valid Designation. If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage, divorce or otherwise without execution of a new designation, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant’s benefits, then the Administrator shall direct the distribution of such benefits to the Participant’s estate.

ARTICLE 9
Administration/Claims Procedures

9.1 Administration. The Plan shall be administered by the Administrator, which shall have the exclusive right and full discretion (i) to interpret the Plan, (ii) to decide any and all matters arising hereunder (including the right to remedy possible ambiguities, inconsistencies or omissions), (iii) to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan and (iv) to make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits payable under the Plan. All interpretations of the Administrator with respect to any matter hereunder shall be final, conclusive and binding on all persons affected thereby. No member of the Administrator shall be liable for any determination, decision, or action made in good faith with respect to the Plan. The Administrator may delegate any of its rights, powers and duties regarding the Plan to any person(s) or entity(ies). The Company will indemnify and hold harmless the members of the Administrator from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission, in connection with the performance of such persons’ duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.

9.2 Claims Procedure. Any Participant, former Participant or Beneficiary may file a written claim with the Administrator setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. The Administrator shall determine the validity of the claim and communicate a decision to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based, (iii) a description of any additional material or information that is necessary to process the claim, (iv) an explanation of the procedure for further reviewing the denial of the claim, and (v) if applicable, an explanation of the claimant’s right to submit the claim for binding arbitration in the event of an adverse determination on review.

9.3 Review Procedures. Within sixty (60) days after the receipt of a denial on a claim, a claimant or his/her authorized representative may file a written request for review of such denial. Such review shall be undertaken by the Administrator and shall be a full and fair review. The claimant shall have the right to review all pertinent documents. The claimant may submit written comments, documents, records and other information relating to the claim for benefits, and such information shall be taken into account for purposes of the review without regard to whether such information was submitted or considered in the initial benefit determination. The Administrator shall issue a decision not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances require a longer period of time for processing, in which case written notice of the extension, indicating the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review, shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, with specific reference to any provisions of the Plan on which the decision is based, and an explanation of the claimant’s right to submit the claim for binding arbitration in the event of an adverse determination on review.

ARTICLE 10
Conditions Related to Benefits

10.1 Nonassignability. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by any person, at any time, or to any person whatsoever. Those benefits shall be exempt from the claims of creditors or other claimants of the Participant or Beneficiary and from all orders, decrees, levies, garnishment or executions to the fullest extent allowed by law. Notwithstanding the foregoing, the Administrator shall have full power and authority to the extent consistent with Code Section 409A and other applicable laws to comply with all liens by the Internal Revenue Service and any bona fide domestic relations orders and to adjust any amounts otherwise payable under the Plan accordingly.

10.2 No Right to Company Assets. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder.

10.3 Protective Provisions. The Participant shall cooperate with the Company by furnishing any and all information requested by the Administrator, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Administrator may deem necessary and taking such other actions as may be requested by the Administrator. If the Participant refuses to so cooperate, the Company shall have no further obligation to the Participant under the Plan. If the Participant fails to cooperate or makes any material misstatement of information, then no benefits shall be payable to the Participant under the Plan, except that benefits may be payable in a reduced amount in the sole discretion of the Administrator.

10.4 Withholding. The Participant shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements, Social Security and other employee tax or other requirements applicable to the granting, crediting, vesting or payment of benefits under the Plan. If no arrangement is made, the Company may provide, at its discretion, for such withholding, tax, and other payments as may be required, including, without limitation, the reduction of amounts otherwise payable to the Participant. At the discretion of the Administrator, any amounts required to be withheld on distributions under the Stock Plan may be withheld from distributions under the Diversified Plan which are scheduled to be paid at the same time. If the Company pays such amounts on behalf of the Participant or Beneficiary, the Company shall be entitled to recover such amounts on demand with interest at the Wall Street Journal Prime Rate compounded monthly.

10.5 Company Right to Offset at Time of Distribution. To the extent permitted under Code Section 409A and other applicable laws, the Company shall have the right to apply distributions from the Plan first toward the full payment to the Company of any amounts (of whatever kind or character) which may be due and payable by the Participant to the Company at the time such distribution is made.

10.6 Assumptions and Methodology. The Administrator shall establish the assumptions and method of calculation used in determining the benefits, earnings, payments, fees, expenses or any other amounts required to be calculated under the terms of the Plan. Such assumptions and methodology shall be established by the Administrator and made available to Participants and may be changed from time to time by the Administrator

10.7 Trust. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors. Benefits paid to the Participant from any such trust or trusts shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

ARTICLE 11
Miscellaneous

11.1 Successors of the Company. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

11.2 Employment Not Guaranteed. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

11.3 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

11.4 Captions. The captions of the articles, paragraphs and sections of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.5 Validity. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

11.6 Waiver of Breach. The waiver by the Company of any breach of any provision of the Plan shall not operate or be construed as a waiver of any subsequent breach by that Participant or any other Participant.

11.7 Notice. Any notice or filing required or permitted to be given to the Company or the Participant under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Administrator, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company may be permitted by electronic communication according to specifications established by the Administrator.

11.8 Inability to Locate Participant or Beneficiary. It is the responsibility of a Participant to apprise the Administrator of any change in address of the Participant or Beneficiary. In the event that the Administrator is unable to locate a Participant or Beneficiary for a period of three (3) years, the Participant’s Account shall be forfeited to the Company.

11.9 Errors in Benefit Statement or Distributions. In the event an error is made in a benefit statement, such error shall be corrected on the next benefit statement following the date such error is discovered. In the event of an error in a distribution, the Participant’s Account shall, immediately upon the discovery of such error, be adjusted to reflect such under or over payment and, if possible, the next distribution shall be adjusted upward or downward to correct such prior error. If the remaining balance of a Participant’s Account is insufficient to cover an erroneous overpayment, the Company may, at its discretion, offset other amounts payable to the Participant from the Company (including but not limited to salary, bonuses, expense reimbursements, severance benefits or other employee compensation benefit arrangements, as allowed by law) to recoup the amount of such overpayment(s).

11.10 ERISA Plan. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA.

11.11 Applicable Law. In the event any provision of, or legal issue relating to, this Plan is not fully preempted by ERISA, such issue or provision shall be governed by the laws of the State of Florida.

11.12 Arbitration. Any claim, dispute or other matter in question of any kind relating to this Plan which is not resolved by the claims procedures under this Plan shall be settled by arbitration in accordance with the applicable employment dispute resolution rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction. The arbitrators may award reasonable fees and expenses to the prevailing party in any dispute hereunder and shall award reasonable fees and expenses in the event that the arbitrators find that the losing party acted in bad faith or with intent to harass, hinder or delay the prevailing party in the exercise of its rights in connection with the matter under dispute.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 14th day of March, 2006.

OUTBACK STEAKHOUSE, INC.

By: /s/ Joseph J. Kadow
Its: Secretary

OUTBACK STEAKHOUSE, INC.
2202 N. WEST SHORE BLVD., SUITE 500
TAMPA, FL 33607

COMMON STOCK PROXY

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 25, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
__________________________________________________________________________________________________________

The undersigned hereby appoints Robert D. Basham, Joseph J. Kadow and Dirk A. Montgomery, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Stock of Outback Steakhouse, Inc. (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at a la Carte Event Pavilion, 4050-B Dana Shores Drive, Tampa, Florida 33634, on Tuesday, April 25, 2006, at 10:00 a.m., Tampa time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and authorizes and directs said Proxy holders to vote all the Common Stock of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted FOR the election of the four (4) directors nominated by the Board of Directors, FOR proposals two, three and four and AGAINST proposals five and six.

For Participants in the Outback Steakhouse ESOP: Please note that each Participant will be entitled to vote the pro rata portion of shares allocated to his or her Account. Unreleased shares will be voted in direct proportion to the released shares voted by Participants to the extent permitted by ERISA. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant’s account will NOT be voted.

(Continued, and to be executed and dated on the other side.)

To change your address, please mark this box and indicate your new address below: [ ] OUTBACK STEAKHOUSE, INC.
POST OFFICE BOX 11062
NEW YORK, NEW YORK 10203-0062

ADMISSION TICKET

OUTBACK STEAKHOUSE, INC.

ANNUAL MEETING OF SHAREHOLDERS

APRIL 25, 2006
10:00 A.M. (EASTERN TIME)
A LA CARTE EVENT PAVILION
4050-B DANA SHORES DRIVE
TAMPA, FLORIDA 33634

ADMITS ONE SHAREHOLDER AND ONE GUEST

DETACH PROXY CARD HERE
………………………………………………………………………………………………………………………………………………
Sign, Date and Return
[ ] the Proxy Card Promptly Using [X]
the Enclosed Envelope. Votes Must Be Indicated
(x) in Black or Blue ink.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4and “AGAINST” proposals 5 and 6.

1. ELECTION OF DIRECTORS			FOR AGAINST ABSTAIN
FOR ALL [ ] WITHHOLD [ ] EXCEPTIONS [ ] FOR ALL		4. To amend the Outback Steakhouse, Inc. Partner Equity Plan to include the Partner Equity Deferred Compensation Stock Plan.	[ ] [ ] [ ]
Nominees: A. William Allen III, Debbi Fields, Thomas A. James and Chris T. Sullivan

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions" box and write that nominee's name in the space provided below.)		5. Shareholder proposal relating to reporting of political contributions.	[ ] [ ] [ ]
*EXCEPTIONS: ___________________________________________________________

	FOR AGAINST ABSTAIN	6. Shareholder proposal relating to	[ ] [ ] [ ]
2. To approve an amendment to the Company’s Certificate changing its name to “OSI Restaurant Partners, Inc.”	[ ] [ ] [ ]	reporting on the implementation of controlled atmosphere killing by chicken suppliers.

3. To ratify the Board’s selection of independent auditors for 2006.	[ ] [ ] [ ]

Your signature on this Proxy form should be exactly as name
appearing hereon. Persons signing as executors, administrators, trustees and similar capacities should so indicate. For joint accounts in the name of each and similar joint owner should be signed.

	_____	____________________________________________ Share owner sign here
Date

____________________________________________ Co owner sign here